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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ARGOSY GAMING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

A MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

        We cordially invite you to attend the special meeting of stockholders of Argosy Gaming Company to be held at the Hilton St. Louis Airport, 10330 Natural Bridge Road, St. Louis, Missouri 63134, on January 20, 2005, at 2:00 p.m. local time (doors will open at 1:30 p.m. local time).

        On November 3, 2004, we entered into a merger agreement with Penn National Gaming, Inc. providing for the acquisition by Penn National of all of the outstanding shares of our common stock for a price of $47 per share in cash. At the special meeting, we will ask you to approve and adopt this merger agreement.

        Your board of directors has unanimously determined that the merger is advisable, fair to and in the best interests of Argosy and our stockholders. Accordingly, the board has unanimously approved and adopted the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement at the special meeting.

        Your vote is very important. We cannot complete the merger unless holders of a majority of all the outstanding shares of our common stock approve the merger agreement. Whether or not you plan to attend the special meeting in person, please submit your proxy without delay. You can vote by telephone, on the Internet or by mail with a proxy card. Voting by any of these three methods will ensure that we can vote your proxy at the special meeting even if you are not there in person.

        We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters.

        We believe that the merger consideration represents an attractive price for your shares. After you have reviewed the enclosed materials, please vote by telephone, Internet or proxy card as soon as you can.

        Thank you for your cooperation and continued support.

Very truly yours,

Richard J. Glasier President and Chief Executive Officer

THIS PROXY STATEMENT IS DATED DECEMBER 23, 2004,
AND WE ARE MAILING IT TO STOCKHOLDERS BEGINNING ON OR ABOUT DECEMBER 27, 2004.

ARGOSY GAMING COMPANY
219 PIASA STREET
ALTON, ILLINOIS 62002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2005

        To the stockholders of Argosy Gaming Company:

        A special meeting of stockholders of Argosy Gaming Company, a Delaware corporation, will be held at the Hilton St. Louis Airport, 10330 Natural Bridge Road, St. Louis, Missouri 63134, on January 20, 2005, at 2:00 p.m. local time, for the following purposes:

1.
To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 3, 2004, as amended, among Argosy Gaming Company, Penn National Gaming, Inc. and Thoroughbred Acquisition Corp., a wholly owned subsidiary of Penn National, and the merger contemplated thereby, pursuant to which, upon the merger becoming effective, (i) merger sub will be merged with and into Argosy Gaming Company with Argosy Gaming Company continuing as the surviving corporation and a wholly owned subsidiary of Penn National, and (ii) each share of common stock, par value $0.01 per share, of Argosy Gaming Company issued and outstanding immediately prior to the effective time of the merger, will be converted into the right to receive $47 in cash, without interest; and

2.
To act upon any other matter as may properly come before the special meeting or any adjournment or postponement thereof, including the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for approval of Proposal 1 at the special meeting.

        Only stockholders of record at the close of business on December 16, 2004 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

        Whether or not you plan to attend the special meeting in person, please submit your proxy as soon as possible. You can vote by telephone, on the Internet or by mail with a proxy card. Voting by any of these three methods will ensure that you are represented at the special meeting even if you are not there in person. Please review the instructions on the proxy card regarding each of these voting options.

        Whether you attend the meeting or not, you may revoke a proxy at any time before we vote it at the meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy via telephone or the Internet, by casting your vote by ballot at the special meeting or by submitting an instrument of proxy revocation to the inspector of election in care of our Secretary at the above address before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies. If your bank or brokerage firm allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

        Argosy stockholders who do not wish to accept the merger consideration for their shares may dissent from the merger and may have appraisal rights for such shares, subject to requirements of Delaware law.

By order of the Board of Directors:

John J. Jones Senior Vice President, Secretary and General Counsel

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	9
THE COMPANIES	10
Argosy Gaming Company	10
Penn National Gaming, Inc.	10
Thoroughbred Acquisition Corp.	10
THE SPECIAL MEETING OF OUR STOCKHOLDERS	11
Time, Place and Purpose of the Special Meeting	11
Who Can Vote at the Special Meeting	11
Vote Required; Quorum	11
Voting by Proxy	11
Solicitation of Proxies	12
THE MERGER	13
Background of the Merger	13
Our Reasons for the Merger	16
Recommendation of Our Board of Directors	18
Interests of Our Directors and Executive Officers in the Merger	19
Opinion of Morgan Stanley	21
Material United States Federal Income Tax Consequences	26
Required Regulatory Approvals and Other Matters	27
THE MERGER AGREEMENT	33
General	33
Effective Time	33
Merger Consideration	33
Treatment of Stock Options	33
Exchange Procedures	33
Directors and Officers	34
Representations and Warranties	34
Conduct of Our Business Prior to the Effective Time	35
Argosy Board Recommendation	37
Non-Solicitation	37
Efforts to Complete the Merger; Regulatory Matters	38
Financing	39
Employee Matters	41
Maintenance of Our Headquarters	42
Indemnification and Insurance	42
Additional Covenants	42
Conditions to the Merger	43
Material Adverse Effect Definitions	44
Termination	45
Termination Fee	47
Amendment	47
Extension and Waiver	47
MARKET PRICE OF OUR COMMON STOCK	48
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
DISSENTERS' RIGHTS OF APPRAISAL	52
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING	55
WHERE YOU CAN FIND MORE INFORMATION	56

ANNEX A—Merger Agreement
ANNEX B—Opinion of Morgan Stanley & Co. Incorporated
ANNEX C—Section 262 of the Delaware General Corporation Law

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of Argosy Gaming Company, or Argosy, by Penn National Gaming, Inc., or Penn National, pursuant to an Agreement and Plan of Merger dated as of November 3, 2004, as amended, among Argosy, Penn National and Thoroughbred Acquisition Corp., a wholly owned subsidiary of Penn National, or merger sub. Once the merger agreement has been approved and adopted by Argosy's stockholders and the other closing conditions under the merger agreement have been satisfied or waived, merger sub will merge with and into Argosy. Argosy will be the surviving corporation in the merger and will become a wholly owned subsidiary of Penn National.

Q:
What will I receive for my shares of Argosy common stock in the merger?

A:
Upon completion of the merger, Argosy's stockholders will receive $47 in cash, without interest, for each share of our common stock that they own.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at the Hilton St. Louis Airport, 10330 Natural Bridge Road, St. Louis, Missouri 63134, on January 20, 2005, at 2:00 p.m. local time.

Q:
What vote of our stockholders is required to approve and adopt the merger agreement and the merger?

A:
For us to complete the merger, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote "FOR" the approval and adoption of the merger agreement and the merger.

Q:
Who may vote at the special meeting?

A:
Only holders of record of our common stock as of the close of business on December 16, 2004 may vote at the annual meeting. As of December 16, 2004, there were 29,546,382 shares of our common stock outstanding.

Q:
How does the Argosy board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that our stockholders vote "FOR" the proposal to approve and adopt the merger agreement and the merger. You should read "The Merger—Our Reasons for the Merger" for a discussion of the factors that our board of directors considered in deciding to recommend the approval and adoption of the merger agreement and the merger.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You may vote your shares by signing and returning the enclosed proxy card. If you are a registered holder of shares, you may also vote by telephone or Internet by following the instructions on the proxy card. If you hold your shares through a bank or brokerage firm, you may be able to vote by telephone or Internet in accordance with instructions your bank or brokerage firm provides.

Q:
How will my proxy be voted?

A:
If proxies are properly dated, executed and returned, the shares they represent will be voted at the special meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted as follows:

•
FOR the approval and adoption of the merger agreement and the merger; and

•
with respect to any other matter that may properly come before the special meeting, including postponing or adjourning the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement and the merger (in the event, there are not sufficient votes for such approval and adoption), in the discretion of the persons voting the respective proxies.

Q:
What happens if I do not vote?

A:
Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure to return your proxy card or to otherwise vote will have the same effect as voting against the merger.

Q:
If my shares are held in "street name" by my broker or bank, will my broker or bank vote my shares for me?

A:
Yes, but only if you provide instructions to your broker or bank on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without such instructions, your shares will not be voted, which will have the same effect as voting against the merger. See "The Special Meeting of Our Stockholders—Voting by Proxy".

Q:
Am I entitled to appraisal rights?

A:
Yes. Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of approving and adopting the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the approval and adoption of the merger agreement and the merger and they comply with the Delaware law procedures explained in this proxy statement.

Q:
Is the merger expected to be taxable to me?

A:
Generally, yes. The receipt of $47 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, you will generally recognize gain or loss as a result of the merger measured by the difference, if any, between $47 per share and your adjusted tax basis in that share. You should read "The Merger—Material United States Federal Income Tax Consequences" for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should also consult your tax advisor on the tax consequences of the merger to you.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed in the second half of 2005. In order to complete the merger, we must obtain stockholder approval and satisfy a number of other closing conditions under the merger agreement. See "The Merger Agreement—General" and "The Merger Agreement—Conditions to the Merger".

Q:
Should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:
What will I receive for my Argosy stock options in the merger?

A:
Your stock options will be "cashed out," meaning that you will receive cash payments for each share underlying your options equal to the excess of $47 per share over the exercise price per share of your options, subject to any required withholding of taxes.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, you should contact our proxy solicitation agent, D.F. King & Co., Inc.:

Address:	48 Wall Street New York, NY 10005
Telephone:	(800) 628-8536
or our Investor Relations department:
Attention:	Erin Williams
Address:	219 Piasa Street Alton, Illinois 62002
Telephone:	(618) 474-7465

SUMMARY

        This summary highlights selected information from this proxy statement about the proposed merger and may not contain all of the information that is important to you as an Argosy stockholder. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

The Proposed Transaction (page 11)

  •
  Stockholder Vote. You are being asked to vote to approve and adopt a merger agreement with respect to a merger in which Argosy will be acquired by Penn National in exchange for a cash payment to Argosy's shareholders.

  •
  Price for Your Stock. Upon completion of the merger, you will receive $47 in cash, without interest, for each of your shares of our common stock.

  •
  The Acquisition. Upon completion of the transaction, and reflecting previously announced divestitures, acquisitions and projects under development, Penn National will own thirteen gaming facilities; four pari-mutuel horse racing facilities and seven off-track wagering sites; a 50% interest in a fifth pari-mutuel horse racing facility; and hold a management contract for a casino in Canada.

Board Recommendation (page 18)

        Our board of directors, by unanimous vote, has determined that the merger agreement is advisable, fair to and in the best interests of Argosy and our stockholders, has approved and adopted the merger agreement and the merger and unanimously recommends that our stockholders vote "FOR" approval and adoption of the merger agreement and the merger. See "The Merger—Recommendation of Our Board of Directors".

Opinion of Our Financial Advisor
(page 21 and Annex B)

        Morgan Stanley & Co. Incorporated, or Morgan Stanley, delivered to our board of directors its written opinion, dated November 3, 2004 (the date the merger agreement was executed), to the effect that, as of that date and based upon and subject to the matters and assumptions stated in that opinion, the merger consideration of $47 in cash per share was fair from a financial point of view to our stockholders. See "The Merger—Opinion of Morgan Stanley".

        The full text of Morgan Stanley's written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. We urge you to read it carefully in its entirety. Morgan Stanley's opinion is directed to our board of directors and relates only to the fairness of the merger consideration from a financial point of view as of the date of the opinion. The opinion does not address any other aspect of the merger and is not a recommendation as to how any of our stockholders should vote with respect to the merger agreement or the merger.

Material United States Federal Income Tax Consequences (page 26)

        For United States federal income tax purposes, your receipt of cash in exchange for your shares of our common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your tax basis in your shares of our common stock. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes. See "The Merger—Material United States Federal Income Tax Consequences".

Dissenters' Rights of Appraisal
(page 52 and Annex C)

        Delaware law provides you with appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must deliver a written objection to the merger to us at or before the special meeting and you must not vote in favor of approval and adoption of the merger agreement and the merger. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Dissenters' Rights of Appraisal".

Stock Options (page 33)

        All vested and unvested Argosy stock options will be "cashed out," meaning that holders of those stock options will receive cash payments for each share underlying their options equal to the excess of $47 per share over the exercise price per share of their options, subject to any required withholding of taxes.

Non-Solicitation of Other Offers (page 37)

        The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal. Notwithstanding these restrictions, under certain limited circumstances, our board of directors may respond to an unsolicited written bona fide acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal. See "The Merger Agreement—Non-Solicitation".

Conditions to Completing the Merger (page 43)

        Our and Penn National's respective obligations to effect the merger are subject to the satisfaction of a number of conditions, including the following:

  •
  approval and adoption of the merger agreement and the merger by stockholders holding at least a majority of the shares of our common stock;

  •
  expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, without limitation, restriction or condition that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Penn National (after giving effect to the merger);

  •
  the absence of any legal restraint preventing the merger or permitting the merger only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Penn National (after giving effect to the merger);

  •
  the consent, approval or waiver required to be obtained in connection with the merger and the merger financing from any gaming authority having been obtained by Penn National, merger sub and us;

  •
  the representations and warranties of each of Argosy and Penn National contained in the merger agreement, to the extent qualified by materiality, being true and, to the extent not qualified by materiality or material adverse effect, being true in all material respects, in each case when made and on and as of the closing date of the merger;

  •
  each of Argosy and Penn National having performed or complied in all material respects with all agreements contained in the merger agreement;

  •
  since the date of the merger agreement, the absence of any event which, individually or in the aggregate, results in or would reasonably be expected to result in a material adverse effect on Argosy; and

  •
  holders of not more than 10% of the outstanding shares of our common stock having properly demanded appraisal rights for their shares.

        If applicable law permits, either Argosy or Penn National could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. See

"The Merger Agreement—Conditions to the Merger".

Termination of the Merger Agreement (page 45)

        We and Penn National may mutually agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders approve it. Either we or Penn National may also generally terminate the merger agreement prior to completion of the merger under specified circumstances, including the following:

  •
  if we do not complete the merger by November 3, 2005, which either we or Penn National may extend, but not beyond December 31, 2005, if either we or Penn National determine that additional time is necessary in connection with obtaining or complying with approvals of gaming authorities (we refer to November 3, 2005, as such deadline may be extended, as the termination date);

  •
  if our stockholders do not approve the merger at the special meeting or at any adjournment or postponement thereof;

  •
  if any legal restraint permanently prohibiting the merger shall become final and non-appealable;

  •
  if any governmental entity shall have failed to take any action necessary to fulfill certain of the conditions to the merger, and the denial of the request to take such action is either final and non-appealable or such action is not reasonably likely to be taken prior to December 31, 2005; or

  •
  if there is a breach of any of the other party's representations, warranties, covenants or agreements contained in the merger agreement that cannot be cured and would cause the conditions to the merger to be incapable of being satisfied by the termination date.

        In addition, we may terminate the merger agreement under specified circumstances, including the following:

  •
  if prior to our stockholders approving the merger:

  -
  our board of directors has approved, and we have concurrently entered into, a definitive agreement providing for a superior proposal, so long as such action is in compliance with and not prohibited by the provisions of the merger agreement restricting our ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal;

  -
  we notify Penn National in writing of our intention to enter into such a superior proposal agreement;

  -
  Penn National does not make, within two business days of receipt of our written notice, a written offer that our board of directors determines is at least as favorable to our stockholders as the superior proposal; and

  -
  we pay Penn National any termination fee that the merger agreement requires us to pay; or

  •
  if (i) the commitment letter obtained by Penn National to finance the merger expires or terminates, or (ii) prior to the end of any calendar quarter ending after June 30, 2005, Penn National fails to deliver to us a duly signed certificate within thirty (30) days of our request, with such certificate stating that the commitment letter for the merger financing is in full force and effect and that, after inquiry of its financing sources, Penn National does not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the merger financing. However, our right to terminate the merger agreement for the reasons specified in the previous sentence shall only be available to us if we send a written notice to Penn National of our intention to terminate the merger agreement and within ten (10) days of receiving such written notice Penn National does not:

    -
    secure an extension of the commitment letter for the merger financing (if expired or terminated);

    -
    secure an amendment of the commitment letter that allows it to deliver the certificate referenced above; or

    -
    secure a commitment letter or definitive agreement for alternative financing from reputable financing sources in an amount sufficient to consummate the merger.

        In addition, Penn National may terminate the merger agreement under specified circumstances, including the following:

  •
  we enter into an agreement with respect to a superior proposal;

  •
  our board of directors withdraws or modifies, or proposes to withdraw or modify, in any manner adverse to Penn National, or fails to make its approval or recommendation of the merger agreement and the merger, in circumstances that violate its obligations under the merger agreement; or

  •
  our board of directors recommends to our stockholders an alternative transaction or resolves to do so.

See "The Merger Agreement—Termination".

Termination Fee (page 47)

        We have agreed to pay Penn National a termination fee of $41,500,000 in the following circumstances:

  •
  we terminate the merger agreement and enter into a superior transaction;

  •
  Penn National terminates the merger agreement because we have entered into a superior proposal;

  •
  our board of directors withdraws or modifies, or proposes to withdraw or modify, in any manner adverse to Penn National, or fails to make its approval or recommendation of the merger agreement and the merger in circumstances that violate its obligations under the merger agreement;

  •
  our board of directors recommends to our stockholders an alternative transaction or resolves to do so; or

  •
  the merger agreement is terminated by either Penn National or us because the termination date has passed or because our stockholders did not approve the merger, and in each case

  -
  prior to such termination a proposal for an alternative transaction has been made and become publicly known (and in the case of termination because our stockholders did not approve the merger, publicly known before the date of the special meeting); and

  -
  within seven months of such termination, we enter into or consummate an alternative transaction pursuant to which our stockholders receive in excess of $47 per share of our common stock.

See "The Merger Agreement—Termination Fee".

Employee Benefits Matters (page 41)

        The merger agreement contains a number of provisions relating to the benefits that our employees will receive in connection with and following the merger. In particular, under the merger agreement Penn National has agreed, for at least one year following the effective time, to provide our employees who continue to be employed by Penn National following the merger base salary and bonus opportunities no less favorable than those currently provided by Argosy and its subsidiaries and (i) employee benefits that are no less favorable, in the aggregate, than the employee benefits provided by Penn National to similarly situated employees of Penn National; (ii) employee benefits that are no less favorable, in the aggregate, than the employee benefits currently provided by Argosy; or (iii) a combination of (i) and (ii), but in no event with employee benefits that are less favorable, in the aggregate, than the employee benefits currently provided by Argosy.

See "The Merger Agreement—Employee Matters".

Interests of the Company's Directors and Executive Officers in the Merger (page 19)

        When considering the recommendation by our board of directors in favor of the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours, including the following:

  •
  our directors, executive officers, employees and consultants will have their unvested stock options effectively accelerated and their vested and unvested stock options "cashed out" in connection with the merger, meaning that they will receive cash payments for each share underlying their options equal to the excess of $47 per share over the exercise price per share of their options, subject to any required withholding for taxes;

  •
  our executive officers will be entitled to benefits under their employment agreements, which provide for lump sum cash payments in an amount equal to the equivalent of one year of benefits and three times their annual salaries in the event that an executive officer's employment terminates in connection with the merger, and provide for an additional "gross-up" lump sum payment to cover the costs of excise taxes, if any, to which our executive officers may be subject;

  •
  certain indemnification and insurance arrangements for our current and former directors and officers will be continued following the closing date of the merger if the merger is completed;

  •
  Peter M. Carlino, the chairman and chief executive officer of Penn National has raised with William F. Cellini, chairman of our board of directors, the possibility that, subject to Mr. Cellini's approval, Mr. Carlino would submit Mr. Cellini's name for consideration by Penn National's Board Nominating Committee with Mr. Carlino's recommendation that Mr. Cellini be nominated to join the Penn National Board of Directors following the completion of the merger; and

  •
  Richard J. Glasier, our president and chief executive officer, and Virginia M. McDowell, our senior vice president—sales, marketing and operations, have entered into consulting agreements with Penn National pursuant to which they will be retained by Penn National as consultants for a period of 180 days following the completion of the merger.

See "The Merger—Interests of Our Directors and Executive Officers in the Merger".

Procedure for Receiving Merger Consideration (page 33)

        Penn National will appoint an exchange agent to coordinate the payment of the cash merger consideration following the merger. The exchange agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger. Do not send in your Argosy share certificates now. See "The Merger Agreement—Exchange Procedures".

Regulatory Matters (page 27)

        Under the provisions of the HSR Act, we may not complete the merger until we and Penn National have made filings with the Antitrust Division of the United States Department of Justice, which we refer to in this proxy statement as the Antitrust Division, and the Federal Trade

Commission, which we refer to in this proxy statement as the FTC, and the applicable waiting period has expired or been terminated. We and Penn National expect to file pre-merger notifications under the HSR Act with the Antitrust Division and the FTC in the near future. The waiting period will expire 30 days after the date of filing unless a request is made for additional information or documentary material or the waiting period is earlier terminated.

        As a result of the merger, Penn National will acquire Argosy's ownership interests in gaming facilities and developments in Illinois, Missouri, Louisiana, Iowa and Indiana. Each of these gaming operations is subject to various licensing and other regulatory requirements administered by various governmental entities. These laws and regulations require Penn National and/or Argosy to seek approval of the merger from the applicable regulatory authorities. In addition, we understand that Penn National may be required to obtain the approval of the regulatory authorities in its jurisdictions of operation in connection with the financing of the merger. As such, Penn National and/or Argosy will be required to file applications with the gaming authorities in Illinois, Missouri, Louisiana, Iowa and Indiana in connection with the merger, and Penn National may be required to apply for approval of the financing of the merger in its jurisdictions of operation. An application may also be required to be filed in Ohio in the event we complete our previously announced acquisition of Raceway Park, Inc. prior to the merger.

        We cannot assure you that an antitrust or other regulatory challenge to the merger will not be made. If a challenge is made, we cannot predict the result. We and Penn National have agreed to use our reasonable best efforts to obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required in connection with the merger (including the financing) and to make all necessary filings and other submissions required or advisable under applicable law with respect to the merger (including the financing). In addition, Penn National agreed that, in furtherance of its obligations to consummate the merger (including the financing), Penn National must take any required action, to the extent that doing so will not have a material adverse effect on Penn National (after giving effect to the merger), including agreeing to:

  •
  dispose of or hold separate any part of its or our business or operations (or a combination of our and Penn National's businesses or operations);

  •
  not to compete in any geographic area or line of business; and

  •
  remove or replace key persons.

Additional Questions

        If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact our proxy solicitation agent, D.F. King & Co., Inc.:

Address:	48 Wall Street New York, NY 10005
Telephone:	(800) 628-8536
or our Investor Relations department:
Attention:	Erin Williams
Address:	Argosy Gaming Company 219 Piasa Street Alton, Illinois 62002
Telephone:	(618) 474-7465

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include statements concerning possible or assumed future results of operations of each of Argosy and Penn National, the expected completion and timing of the merger and other information relating to the merger, and statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary", "The Merger", "Opinion of Morgan Stanley" and "Financial Projections", and in statements containing the words "believes", "expects", "anticipates", "intends", "projects", "plans", "will", "would", "could", "estimates" or other similar expressions. For each of these statements, Argosy claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Argosy and Penn National. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update these forward-looking statements. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the financial performance of each of Argosy and Penn National through the completion of the merger;

  •
  the timing of, and regulatory and other conditions associated with, the completion of the merger;

  •
  increased competition in our market, including the legalization of gaming in states adjacent to our operations;

  •
  changes in, or failure to comply with, laws or regulations, joint venture relations or decisions of courts, regulators and governmental bodies;

  •
  increases in existing taxes or the imposition of new taxes on gaming revenues or gaming devices;

  •
  the effect of economic, credit and capital market conditions on the economy in general, and on gaming companies in particular;

  •
  our substantial leverage;

  •
  our dependence on our Lawrenceburg, Indiana casino; and

  •
  other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

THE COMPANIES

Argosy Gaming Company

        We are a Delaware corporation with our executive offices located at 219 Piasa Street, Alton, Illinois 62002. Our telephone number is (618) 474-7500. We are a leading owner and operator of casinos and related entertainment and hotel facilities in the midwestern and southern United States. We own and operate the Alton Belle Casino in Alton, Illinois, serving the St. Louis metropolitan market; the Argosy Casino-Riverside in Missouri, serving the greater Kansas City metropolitan market; the Argosy Casino-Baton Rouge in Louisiana; the Argosy Casino-Sioux City in Iowa; the Argosy Casino-Lawrenceburg in Indiana, serving the Cincinnati and Dayton metropolitan markets; and the Empress Casino Joliet in Illinois serving the greater Chicagoland market.

Penn National Gaming, Inc.

        Penn National Gaming, Inc. is a Pennsylvania corporation with its executive offices located at 825 Berkshire Boulevard, Wyomissing Professional Center, Wyomissing, Pennsylvania 19610. Its telephone number is (610) 373-2400. Penn National owns and operates Hollywood Casino properties located in Aurora, Illinois, and Tunica, Mississippi; Charles Town Races & Slots™ in Charles Town, West Virginia; two Mississippi casinos, the Casino Magic—Bay St. Louis hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana; and the Bullwhackers casino properties in Black Hawk, Colorado. Penn National also operates two racetracks and eleven off-track wagering facilities in Pennsylvania; the racetrack at Charles Town Races & Slots in West Virginia; the racetrack at Bangor Raceway in Bangor, Maine, and a 50% interest in the Pennwood Racing Inc. joint venture which owns and operates Freehold Raceway in New Jersey; and operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

Thoroughbred Acquisition Corp.

        Thoroughbred Acquisition Corp., or merger sub, is a Delaware corporation and a direct wholly owned subsidiary of Penn National with its executive offices located at 825 Berkshire Boulevard, Wyomissing Professional Center, Wyomissing, Pennsylvania 19610. Its telephone number is (610) 373-2400. Merger sub was formed solely for the purpose of facilitating Penn National's acquisition of Argosy.

THE SPECIAL MEETING OF OUR STOCKHOLDERS

Time, Place and Purpose of the Special Meeting

        The special meeting will be held on January 20, 2005 at 2:00 p.m. local time at the Hilton St. Louis Airport, 10330 Natural Bridge Road, St. Louis, Missouri 63134. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement and the merger. Our board of directors has unanimously determined that the merger agreement is advisable, fair to and in the best interests of Argosy and our stockholders, has approved and adopted the merger agreement and the merger and recommends that our stockholders vote "FOR" approval and adoption of the merger agreement and the merger.

Who Can Vote at the Special Meeting

        Only holders of record of our common stock as of the close of business on December 16, 2004, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else's name, for example, a bank or broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On December 16, 2004, there were 29,546,382 shares of our common stock outstanding held by approximately 429 holders of record.

Vote Required; Quorum

        The approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Each share of common stock is entitled to one vote. Because the required vote of stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, failure to submit a proxy or to vote in person will have the same effect as a vote "AGAINST" approval and adoption of the merger agreement and the merger.

        If your shares are held in "street name" by your bank or broker, you should instruct your bank or broker how to vote your shares using the instructions provided by your bank or broker. Under the rules of the New York Stock Exchange, banks or brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to non-routine matters such as the approval and adoption of the merger agreement and the merger. As a result, if you do not instruct your bank or broker to vote your shares, it will have the same effect as a vote "AGAINST" approval and adoption of the merger agreement and the merger.

        The holders of a majority of the outstanding shares of our common stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, a new quorum will have to be established.

Voting by Proxy

        This proxy statement is being sent to you on behalf of our board of directors for the purpose of requesting that you allow your shares of our common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the meeting by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends a vote "FOR" approval and adoption of the merger agreement and the merger.

        If you hold shares of record as a registered stockholder, you can simplify your voting process and save us expense by voting your shares by telephone at (877) 233-3090 or on the Internet at www.computershare.com/us/proxy. We provide more information regarding telephone and Internet voting on the proxy card. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms' individual arrangements.

        We do not expect that any matter other than the proposal to approve and adopt the merger agreement and the merger will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting, including postponing or adjourning the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement and the merger (in the event there are not sufficient votes for such approval and adoption), the persons named in the proxy card will use their own judgment to determine how to vote your shares.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Secretary in writing, give a proxy after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your bank or broker to vote your shares, you must follow the directions provided by your bank or broker to change these instructions.

Solicitation of Proxies

        We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

        We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting and will pay D.F. King & Co., Inc. a fee of approximately $12,500, plus reimbursement of out-of-pocket expenses. The address of D.F. King & Co., Inc. is 48 Wall Street, New York, NY 10005. D.F. King & Co., Inc.'s telephone number is (800) 628-8536.

THE MERGER

        The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the merger agreement carefully.

Background of the Merger

        From time to time prior to 2004, Mr. Peter M. Carlino, the chairman and chief executive officer of Penn National, and Mr. William F. Cellini, chairman of our board of directors, as leaders in the gaming industry, discussed matters of mutual interest. On one such occasion, Mr. Carlino expressed to Mr. Cellini a general interest in exploring a business combination transaction between Argosy and Penn National.

        During the first half of 2004, Mr. Carlino on two occasions further indicated to Mr. Cellini an interest in pursuing a possible combination transaction between Argosy and Penn National. On August 7, 2004, Mr. Carlino called Mr. Cellini and stated that Penn National was prepared to make an offer to acquire Argosy. Mr. Cellini told Mr. Carlino that he would listen to what Mr. Carlino wished to propose and suggested that Mr. Carlino meet with Mr. Cellini and Mr. Richard J. Glasier, our president and chief executive officer.

        On August 12, Messrs. Carlino, Cellini and Glasier met in Chicago and Mr. Carlino informed Messrs. Cellini and Glasier that Penn National had obtained financing commitments sufficient to permit Penn National to complete an all cash acquisition of Argosy representing a substantial premium to our then current stock price of approximately $31. Mr. Carlino stated that Penn National generally was not interested in participating in an auction process for gaming assets and that Penn National would be able to offer the best price for acquiring Argosy. Mr. Carlino emphasized that confidentiality of the discussions between the parties was very important to Penn National. Mr. Carlino further informed Messrs. Cellini and Glasier that Penn National had engaged Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., (referred to in this proxy statement as Goldman Sachs and Bear Stearns, respectively), as financial advisors to Penn National. Mr. Carlino suggested that a meeting among representatives of Argosy and Penn National and their respective advisors be arranged to further explore the possible acquisition of Argosy by Penn National. Mr. Glasier advised Mr. Carlino that Argosy would consider Mr. Carlino's proposal.

        Following the August 12 meeting, Messrs. Cellini and Glasier scheduled a special meeting of the executive committee of our board of directors for August 17 to discuss Penn National's proposal.

        On August 16, Mr. Carlino faxed to Mr. Cellini a letter proposing that Penn National acquire all of the outstanding shares of Argosy for $43 in cash per share. Mr. Carlino reiterated in the letter that Penn National had received commitments from Goldman Sachs and Bear Stearns for the necessary financing. Mr. Carlino further stated that Penn National would be prepared to discuss the inclusion of a stock component in the merger consideration and indicated that Penn National was willing to discuss all aspects of its proposal, including price, structure and roles for Argosy's managers and employees in the combined company. Mr. Carlino indicated that Penn National wished to promptly begin confidential, non-public discussions with Argosy.

        On August 17, the executive committee of our board of directors met in St. Louis to discuss Penn National's proposal. Messrs. Cellini and Glasier informed the members of the executive committee of developments with Penn National. The executive committee discussed Penn National's proposal, and representatives of Morgan Stanley & Co. Incorporated (referred to in this proxy statement as Morgan Stanley), financial advisors to Argosy, provided a review of the current business and economic environment, our recent operating and stock price performance and a preliminary analysis of the financial aspects of the Penn National proposal. The executive committee also discussed our business prospects, growth, expansion and acquisition opportunities, potential new gaming legislations in various states and certain tax matters in some of the jurisdictions in which we conduct our operations, including the State of Illinois. In addition, representatives of Davis Polk & Wardwell, legal advisors to Argosy, discussed with the members of the executive committee their fiduciary duties under applicable law. After discussion, the executive committee concluded that our entire board of directors should convene to consider Penn National's proposal.

        On August 24, our board of directors convened in St. Louis for a special meeting. Messrs. Cellini and Glasier updated the directors on developments with Penn National. The directors discussed Penn National's proposal, and our financial advisors provided a review of the current business and economic environment, our recent operating and stock price performance and an analysis of the financial aspects of the Penn National proposal. The board members also discussed our business prospects, growth, expansion and acquisition opportunities, potential new gaming legislations in various states and certain tax matters in the State of Illinois. In addition, our legal advisors discussed with the directors their fiduciary duties under applicable law. After discussion, the board of directors concluded that a price of $43 per share was not a sufficient price to begin negotiations toward a transaction with Penn National.

        On August 26, Messrs. Cellini and Glasier called Mr. Carlino to inform him that our board of directors had met and concluded that a price of $43 per share was not sufficient. Mr. Glasier told Mr. Carlino that Penn National would need to offer a price that would be compelling in order for our board to consider Penn National's acquisition of Argosy.

        On September 2, Mr. Carlino spoke by telephone to Messrs. Cellini and Glasier. Mr. Carlino told Messrs. Cellini and Glasier that Penn National would be willing to consider a higher price for Argosy, after conducting appropriate diligence, but that Penn National's management and advisors did not foresee a willingness to consider a price much beyond $43 per share.

        On September 8, Messrs. Cellini and Glasier met in Chicago with Mr. Carlino and Mr. William J. Clifford, chief financial officer of Penn National. After a discussion, Mr. Carlino indicated that Penn National would be willing to increase its proposal to $45 per share as part of proceeding on an exclusive basis in a confidential process. Mr. Glasier told Messrs. Carlino and Clifford that he did not believe that our board of directors would be interested in pursuing a transaction at that price and urged Mr. Carlino to consider the highest price that Penn National would be willing to pay to acquire Argosy. Mr. Carlino told Messrs. Cellini and Glasier that he would inform Mr. Glasier on September 10 of the highest price that Penn National would be willing to pay. Also at this meeting, Messrs. Cellini and Glasier raised the possibility of including Penn National stock in the merger consideration to be received by Argosy stockholders, and Mr. Carlino indicated that Penn National was not prepared to include stock as any component of the merger consideration at the price level being discussed.

        On the morning of September 10, Mr. Carlino called Mr. Glasier and indicated that Penn National was willing to increase its proposed price to $46 per share of our common stock. Mr. Glasier told Mr. Carlino that he would present the higher price to our board of directors.

        On September 14, our board of directors convened in Chicago for a regularly scheduled meeting and the directors were updated on developments with Penn National since the last board meeting. The directors discussed Penn National's new proposal, and Argosy's financial advisors provided an analysis of its financial aspects. Argosy's financial advisors also discussed with the directors other parties that might be interested in a business combination transaction with Argosy, and concluded, based on their substantial experience in transactions comparable to the merger, in the gaming industry and in investment banking generally, that Penn National was the party most likely to pay the highest price for Argosy. In addition, our board of directors considered the possibility that third party solicitations would jeopardize the proposed transaction with Penn National. After discussion, our board of directors determined that third parties should not be solicited with respect to a possible business combination transaction due to the low likelihood of such solicitations resulting in a more favorable transaction and the risk of losing Penn National's proposal. Our board of directors also authorized management to continue discussions with Penn National and instructed management to attempt to secure a higher price.

        On September 15, Mr. Glasier called Mr. Carlino and explained that our board of directors had met and was unwilling to accept a price of $46 per share, and requested that Penn National raise its proposed price per share. Mr. Carlino informed Mr. Glasier that he would need to consult with the Penn National board of directors before responding to Mr. Glasier. Mr. Carlino also emphasized that any further increase in Penn National's proposal would be relatively modest and that Penn National would need to conduct appropriate due diligence prior to executing a merger agreement to protect the interests of Penn National's shareholders. In addition, Mr. Carlino asked that the parties work towards executing a merger agreement as expeditiously as possible.

        On September 16, Mr. Carlino called Mr. Glasier and told him that the Penn National board of directors had met and concluded that it was willing to propose $47 per share. Mr. Carlino emphasized to Mr. Glasier that a proposal of $47 per share was the best and final price that Penn National would be willing to pay to acquire Argosy. The parties acknowledged that Penn National would need to conduct appropriate due diligence prior to executing a merger agreement.

        Later that day, our board of directors convened telephonically for a special meeting. Mr. Glasier updated the directors on developments with Penn National since the last board meeting. Argosy's legal advisors again advised the directors of their fiduciary duties under applicable law. After discussion, our board of directors authorized management to continue discussions with Penn National and to begin negotiating the terms of a merger agreement with Penn National. Following the board meeting Mr. Glasier called Mr. Carlino and informed him that Argosy was willing to begin negotiating the terms of a merger agreement on the basis of the $47 per share proposal.

        Over the next several days, representatives of Argosy, Penn National and their respective advisors had a number of conversations regarding the terms of a confidentiality agreement, including standstill provisions, between the two parties and the scope and process of the due diligence to be performed by Penn National on Argosy.

        On September 21, Skadden, Arps, Slate, Meagher & Flom LLP, legal advisors to Penn National, delivered a first draft of the merger agreement to our legal advisors and the parties began negotiating the terms and conditions of the merger agreement.

        On September 29, our board of directors convened in Chicago for a special meeting to discuss certain terms and conditions of the merger agreement. Messrs. Cellini and Glasier updated the directors on developments with Penn National since the last board meeting and about the current state of negotiations with respect to the merger agreement. Our financial advisors provided a review of certain aspects of Penn National's proposal. After discussion, the board of directors directed management to continue negotiations of the merger agreement.

        On October 5, representatives of Argosy and Penn National, including Messrs. Glasier and Carlino, met in Las Vegas. Representatives of the respective legal advisors to Argosy and Penn National participated in the meeting by telephone. During the meeting, the parties agreed on the terms of the confidentiality agreement, including standstill provisions. Argosy and Penn National executed the confidentiality agreement on October 6, and Penn National began to perform due diligence on October 8.

        Thereafter, until the execution and delivery of the merger agreement, the parties and their respective financial and legal advisors were in frequent contact—in person, by telephone and through written correspondence—with respect to the terms of the merger agreement, and numerous drafts of the merger agreement were exchanged. In particular, the parties and their advisors met in New York

City on October 13 and 14 and again on October 27 to discuss the outstanding issues under the merger agreement.

        On October 28, the Argosy board of directors convened telephonically for a special meeting. Mr. Glasier and Argosy's financial and legal advisors updated the directors on developments with Penn National since the last board meeting. After discussion, the Argosy board of directors instructed Mr. Glasier and the Argosy negotiating team to continue to seek a transaction with Penn National. On November 1 and 2, the parties continued discussions about the terms of the transaction and Penn National provided us with the revised commitment letter for the merger financing.

        On November 2, our board of directors convened telephonically for a special meeting. Mr. Glasier reviewed for the directors developments with respect to the proposed transaction since the October 28 board meeting. Our legal advisors again discussed with the directors their fiduciary duties under applicable law. Our legal advisors also summarized the proposed merger agreement with Penn National and reviewed various legal aspects of the proposed transaction. Our financial advisors reviewed the financial aspects of the contemplated transaction with the directors. Our financial advisors also confirmed their view that based on their substantial experience in transactions comparable to the merger, in the gaming industry and in investment banking generally, it was unlikely that any third party would be willing to propose a price higher than $47 per share to acquire Argosy and that any solicitation of third parties with respect to a business combination transaction would create a substantial risk that Penn National would terminate discussions with Argosy. In that regard, our financial and legal advisors also noted that the proposed merger agreement would allow us, under certain circumstances, to furnish non-public information to, and enter into confidentiality agreements and conduct negotiations with third parties, and to terminate the merger agreement, prior to stockholder approval of the merger agreement, in connection with a superior proposal for a business combination or acquisition of Argosy. Morgan Stanley orally stated that it was prepared to render its opinion, confirmed by a subsequent written opinion dated November 3, 2004, that, as of the date of the opinion and based upon and subject to the matters and various assumptions and limitations stated in the opinion, the consideration of $47 in cash per share to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view. The directors reviewed the matters related to the transaction in which certain Argosy directors and officers had an interest which could be perceived as different from, or in addition to, the interests of our stockholders in general. See "—Interests of Our Directors and Executive Officers in the Merger".

        After extensive deliberation and discussion, our board of directors voted unanimously to approve the merger, the merger agreement and all related matters and to recommend to our stockholders that they vote to approve the merger agreement.

        On November 3, 2004, following completion of a Penn National board meeting at which the final terms of the transaction were approved by Penn National's board of directors, Argosy and Penn National issued a joint press release announcing the execution and delivery of the merger agreement.

Our Reasons for the Merger

        Our board of directors consulted with our senior management and our financial and legal advisors in reaching its decision to approve and adopt the merger agreement and recommend that our stockholders vote "FOR" approval and adoption of the merger agreement and the merger.

        In reaching its decision to approve and adopt the merger agreement and the merger, and to recommend that our stockholders vote to approve and adopt the merger agreement and the merger, our board of directors considered the following material factors:

  •
  the familiarity of our board of directors with, and presentations by our management and our financial advisors regarding, our business, operations, properties and assets, financial condition,

    competitive position, business strategy, and our growth opportunities and prospects, including opportunities for expansion of our asset base and acquisition opportunities (as well as the risks involved in achieving these opportunities and prospects);

  •
  current opportunities and trends in the gaming industry, including potential new gaming legislations in various states, recent merger activity and tax issues in the jurisdictions where we conduct our operations;

  •
  the value of Penn National's offer, including the fact that the cash merger consideration of $47 per share represents:

  -
  an approximate 16% premium over the closing price of our common stock on the New York Stock Exchange on November 2, 2004, one trading day prior to the public announcement of the execution and delivery of the merger agreement;

  -
  an approximate 30% premium over the average closing price of our common stock on the New York Stock Exchange for the ninety days prior to the public announcement of the execution and delivery of the merger agreement; and

  -
  an approximate 48% premium over the closing price of our common stock on the New York Stock Exchange on August 16, 2004, the date on which Penn National first made a formal proposal to acquire Argosy;

  •
  the current, historical and projected future market prices of our common stock relative to those of other industry participants and general market and sector indices;

  •
  the fact that, subject to the limitations set forth in the merger agreement, Penn National agreed to assume a substantial portion of the regulatory risk in connection with the merger, which provides a high degree of assurance that the merger will be completed (see "The Merger Agreement—Efforts to Complete the Merger; Regulatory Matters");

  •
  the fact that the merger consideration is all-cash, which provides certainty of value to our stockholders;

  •
  the presentation by Morgan Stanley on November 2, 2004, which was confirmed in a written opinion dated November 3, 2004, that, as of the date of such opinion, and based on and subject to the matters, assumptions and limitations set forth in that opinion, the $47 per share cash consideration to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see "—Opinion of Morgan Stanley");

  •
  the fact that our management and our financial advisors considered it unlikely that any third party would be willing to enter into a transaction offering greater value to our stockholders;

  •
  the fact that the terms of the merger agreement provide that, under certain circumstances, and subject to certain conditions more fully described under "The Merger Agreement—Non-Solicitation", "The Merger Agreement—Termination", and "The Merger Agreement—Termination Fee", we can furnish information to and conduct negotiations with a third party in connection with an unsolicited potentially superior proposal for an acquisition of Argosy and our board of directors can terminate the merger agreement to accept a superior proposal or change its recommendation;

  •
  the fact that, under the terms of the merger agreement, Penn National is required to obtain the financing necessary to complete the merger and, in addition, the completion of the merger is not conditioned on Penn National obtaining financing; and

  •
  the limited ability of Penn National to terminate the merger agreement.

        After considering these factors, our board of directors concluded that the $47 per share cash merger price was an attractive price for our stockholders in comparison to the values that we might reasonably achieve in the foreseeable future as a stand-alone, independent company. Our board of directors also considered potential risks relating to the merger, including:

  •
  the fact that the all-cash merger consideration would not allow our stockholders to participate in the benefits of any synergies created by the merger or in any future growth of the combined entity;

  •
  the risks and costs to Argosy if the merger is not completed (including the diversion of management and employee attention, the loss of business opportunities that might otherwise have been pursued, potential employee attrition and the potential effect on business and customer relationships), notwithstanding the likelihood of the merger being consummated;

  •
  the restrictions on the conduct of our business during the period between signing of the merger agreement and the completion of the merger or the termination of the merger agreement, which could delay or prevent us from pursuing business opportunities that may arise pending the completion of the merger;

  •
  the fact that gains arising from an all-cash transaction would be taxable to our stockholders for United States federal income tax purposes;

  •
  the amount of time it could take to complete the merger, including the fact that depending on certain factors outside of our control, completion of the merger could be delayed until December 31, 2005; and

  •
  the possibility that, notwithstanding the provisions of the merger agreement allowing us, under certain circumstances, to furnish information to and conduct negotiations with a third party and terminate the merger agreement, prior to stockholder approval of the merger agreement, in connection with a superior proposal for a business combination or acquisition of Argosy, the termination fee payable upon such termination may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, Argosy (see "The Merger Agreement—Termination Fee").

        In addition, our board of directors was aware of and considered the interests of our executive officers and directors described under "—Interests of Our Directors and Executive Officers in the Merger".

        The foregoing discussion addresses certain material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, our board of directors did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors in the aggregate. In addition, individual members of our board of directors may have given different weights to different factors.

Recommendation of Our Board of Directors

        After careful consideration, our board of directors, by the unanimous vote of the directors, has determined that the merger agreement is advisable, fair to and in the best interests of Argosy and our stockholders, has approved and adopted the merger agreement and the merger and recommends that our stockholders vote "FOR" approval and adoption of the merger agreement and the merger.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our executive officers and directors have interests in the merger and have arrangements that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that our stockholders vote in favor of the merger agreement.

        Stock Options.    The merger agreement provides that upon completion of the merger, each of our stock options, including those held by our executive officers and directors, which is then outstanding and has not been exercised shall (whether or not fully vested) be converted into the right to receive $47, less an amount equal to the exercise price of the stock option. As of December 14, 2004, the aggregate amount of cash to be paid to option holders in connection with the merger is expected to be $22,300,072, including $14,295,196 to directors and executive officers as follows: Mr. William F. Cellini, $101,275; Mr. Edward F. Brennan, $64,225; Mr. George L. Bristol, $64,225; Mr. F. Lance Callis, $101,275; Mr. Jimmy F. Gallagher, $101,275; Mr. James B. Perry, $46,450; Mr. John B. Pratt, Sr., $101,275; Mr. Michael W. Scott, $67,480; Mr. Richard J. Glasier, $4,896,127; Ms. Virginia M. McDowell, $2,331,359; Mr. Dale R. Black, $1,398,424; Mr. James A. Gulbrandsen, $1,718,521; Mr. John J. Jones, $1,489,600; Mr. Robert R. Burgess, $605,126; Ms. Brenda K. Bauer, $666,814; and Mr. Arnold L. Block, $541,745.

        Employment Agreements.    The following is a summary of the relevant terms of our employment agreements with our executive officers:

        Richard J. Glasier

        Mr. Glasier's employment agreement provides that he is entitled to a cash payment equivalent to three years of his base salary and the continuation of his eligibility for coverage under the welfare and fringe benefits plans maintained by us for one year in the event that he elects to terminate his employment upon a change of control of us or if he is offered a position with lesser responsibility or lesser salary within one year of such change of control. In addition, if Mr. Glasier's employment is terminated prior to the consummation of the merger, other than for cause, he is entitled to a cash payment equivalent to three years of his base salary and the continuation of his eligibility for coverage under our group health plan for one year. Mr. Glasier is also entitled to a "gross-up" payment to compensate him for any excise tax on "excess parachute payments" under Section 280G of the Internal Revenue Code.

        Other Executive Officers

        The employment agreements of each of Dale R. Black, Virginia M. McDowell, James A. Gulbrandsen, Robert R. Burgess, John J. Jones, Arnold L. Block and Brenda K. Bauer provide that the applicable executive is entitled, under certain circumstances upon a change of control of the company, to receive a payment in an amount equivalent to three times the executive's base salary and one year of benefits. Such payment is to be made if the executive is offered a position of lesser responsibility or lesser salary as a result of the change of control, or within one year thereafter, or if the executive elects to terminate his or her employment on the date the merger is completed. In addition, if the executive's employment is terminated prior to the completion of the merger, other than for cause, he or she is entitled to a payment in an amount equivalent to three years of his or her base salary and one year of benefits. Each of the executives is further entitled to a "gross-up" payment to compensate for any excise taxes on "excess parachute payments" under Section 280G of the Internal Revenue Code.

        As of November 11, 2004, our executive officers, in the event that all of them exercise their rights under their respective employment agreements, would collectively receive the change of control payments described above (excluding gross-up payments and the value of benefits) in an aggregate amount of approximately $7,900,000 upon completion of the merger.

        Fiscal 2004 and 2005 Cash Bonus Payments.    Pursuant to our 2004 Annual Management Bonus Plan, our executive officers are entitled to receive cash bonuses, calculated in accordance with the plan's guidelines for the 2004 fiscal year, in two equal installments payable in March and July 2005. However, in the event the merger is completed prior to any such payment, the merger agreement provides that each executive officer will be entitled to receive, provided that the applicable executive officer is employed by us at that time, the full unpaid amount of his or her cash bonus for the 2004 fiscal year. We estimate that our officers will collectively be entitled to be paid an aggregate amount of approximately $1,800,000 pursuant to the 2004 plan.

        In addition, we have agreed with Penn National that those of our executive officers that are employed by us as of the effective time will be paid a pro rata portion (as of the effective time) of their respective cash bonuses in accordance with the guidelines and targets that will be set forth in our 2005 cash bonus plan, which is substantially similar to the 2004 plan (such pro rata bonus to be paid as promptly as possible following the effective time).

        2004 Long Term Incentive Cash Awards.    Under our 2004 Long Term Incentive Cash Award plan, on April 29, 2004, our executive officers received awards that are indexed to the price of our common stock and vest on April 30, 2007. However, upon a change of control, executives are entitled to receive in cash a pro rata portion of such award, based on (i) the price per share of our common stock on the date of the award, (ii) the price per share of our common stock on the date of the merger, and (iii) the number of days that have elapsed since the date of the award divided by the number of days that would have elapsed if the original vesting period had been left to expire. As such, the actual amount that our executives would be paid under this plan if the merger is consummated is contingent on the date the transaction closes.

        We agreed with Penn National that the index calculation with respect to these payments will be determined using $47.00 per share instead of the closing price of our common stock on the date of the merger. Assuming that the price per share of our common stock is currently $47.00 and would remain at $47.00 until April 30, 2007, our executives would earn under this plan, in the aggregate, approximately $900,000 per year until their awards would otherwise vest.

        Indemnification and Insurance.    The merger agreement provides for director and officer indemnification and insurance, and for the continuation of employee benefits for specified time periods. We describe these provisions in "The Merger Agreement—Indemnification and Insurance" and "The Merger Agreement—Employee Matters".

        Discussions between Mr. Carlino and Mr. Cellini.    Peter M. Carlino, the chairman and chief executive officer of Penn National, has raised with William F. Cellini, chairman of our board of directors, the possibility that, subject to Mr. Cellini's approval, Mr. Carlino would submit Mr. Cellini's name for consideration by Penn National's Board Nominating Committee with Mr. Carlino's recommendation that Mr. Cellini be nominated to join the Penn National board of directors following the completion of the merger. Mr. Cellini has indicated to Argosy that, as of the date of this proxy statement, he has not determined whether he would be willing to serve as a member of the Penn National board of directors following the completion of the merger.

        Consulting Agreements.    Concurrent with the execution and delivery of the merger agreement, Mr. Glasier and Ms. McDowell entered into consulting agreements with Penn National. The consulting agreements provide that Mr. Glasier and Ms. McDowell will serve as consultants to Penn National for a period of 180 days following the completion of the merger. Mr. Glasier's consulting agreement provides that he will receive compensation of $10,000 for each 30-day period during the term of his consulting agreement and that Penn National will provide Mr. Glasier and his spouse with health benefit coverage until the date that Mr. Glasier becomes eligible for Medicare benefits or, in the event of his death before becoming eligible for Medicare, until such time as his spouse becomes eligible for Medicare. Ms. McDowell's consulting agreement provides that she will receive compensation of $25,000 for each 30-day period during the term of her consulting agreement.

Opinion of Morgan Stanley

        We retained Morgan Stanley to provide a financial fairness opinion to our board of directors in connection with the merger. Our board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, experience, expertise, reputation and familiarity with Argosy and the gaming industry generally and its substantial experience with transactions similar in nature to the merger. At the meeting of the board of directors on November 2, 2004, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing on November 3, 2004, that based upon and subject to the assumptions, qualifications and limitations set forth therein, the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of Morgan Stanley's written opinion, dated November 3, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion is attached as Annex B to this document. The summary of Morgan Stanley's fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to our board of directors, addresses only the fairness from a financial point of the consideration to be received by holders of our common stock pursuant to the merger agreement, and does not address any other aspect of the merger. Morgan Stanley's opinion does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the proposed transaction and should not be relied upon by any stockholder as such.

        In connection with rendering its opinion, Morgan Stanley, among other things:

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  reviewed certain publicly available financial statements and other business and financial information of Penn National and Argosy;

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  reviewed certain internal financial statements and other financial operating data concerning Argosy prepared by our management;

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  reviewed certain financial projections of Argosy prepared by our management;

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  discussed the past and current operations and financial condition and the prospects of Argosy and Penn National with senior executives of Argosy;

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  reviewed the pro forma impact of the merger on Penn National's earnings per share, cash flow, consolidated capitalization and financial ratios;

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  reviewed the reported prices and trading activity for our common stock;

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  compared the financial performance of Argosy and the prices and trading activity of our common stock with that of certain other comparable publicly traded companies and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  participated in discussions and negotiations among representatives of Argosy, Penn National and their financial and legal advisors;

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  reviewed the commitment letter dated November 3, 2004 from Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., the Goldman Sachs Credit Partners L.P., and Lehman Brothers Inc., Lehman Commercial Paper Inc. (referred to in this proxy statement as the commitment letter);

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  reviewed the merger agreement and certain related documents; and

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  performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our future financial performance. Morgan Stanley had not been provided with internal financial information or projections of Penn National; as a result, for purposes of its analysis, Morgan Stanley relied on publicly available estimates by research analysts who report on Penn National. Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley also assumed that the financing for the transaction will be accomplished pursuant to the terms in the commitment letter and will be sufficient to consummate the merger. Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed merger, no restrictions will be imposed or delays will result that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. In addition, Morgan Stanley is not a legal, tax or regulatory expert and as a result has relied on assessments provided by legal, tax and regulatory advisors to Argosy with respect to such issues. Morgan Stanley did not make any independent valuation or appraisal of our assets or liabilities, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, November 3, 2004.

        In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit interest from any party with respect to the acquisition of Argosy or any of its assets or other extraordinary transaction involving us.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion of November 2, 2004 and the preparation of its written opinion of November 3, 2004. Some of these summaries include information in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

        Historical Share Price Analysis.    Morgan Stanley reviewed the recent stock price performance of Argosy based on an analysis of the historical closing prices and trading volumes for various periods over the past three years, as compared to the merger consideration of $47.00 per share. For the three-year period ending November 1, 2004, the closing price of Argosy's common stock ranged from $15.50 to $42.60, and for the one-year period ending November 1, 2004, the closing price of our common stock ranged from $22.85 to $42.60. The following table lists the implied percentage premium of the consideration as compared to closing stock prices over various periods.

	Per Share Merger Consideration Compared to Our Common Stock Price:
	On November 1st	Prior 3 Months Average	On August 16th(1)
Purchase Premium	17.0%	29.7%	48.3%

  (1)
  The date on which Penn National first delivered to Argosy a written acquisition proposal

        Historical Last Twelve Months EBITDA Trading Multiple Analysis.    Morgan Stanley reviewed the historical last twelve months earnings before interest, taxes, depreciation and amortization (hereinafter referred to as EBITDA) trading multiple of Argosy over the past three years and compared this to the multiple implied by the merger consideration. Over the past three years, Argosy has traded within a range of 5.4x to 8.2x last twelve months EBITDA, with an average multiple of 6.7x last twelve months EBITDA, compared to the merger consideration which implies a multiple of 8.6x last twelve months EBITDA.

        Comparative Stock Price Performance.    Morgan Stanley reviewed the recent stock price performance of Argosy and compared this performance with that of selected companies that shared certain characteristics with Argosy, as well as the S&P 500. Morgan Stanley observed that over the period indicated below, the closing market prices appreciated as set forth:

Stock Price Appreciation During the Period July 29, 2004(1) to November 1, 2004
Ameristar Casinos, Inc.	37.3%
Boyd Gaming Corporation	36.8%
Isle of Capri Casinos, Inc.	34.5%
Aztar Corporation	30.2%
Argosy Gaming Company	21.6%
Penn National Gaming, Inc.	12.6%
S&P 500	3.2%

  (1)
  The date of our second quarter 2004 earnings announcement

        Discounted Equity Research Analyst Price Targets.    Morgan Stanley reviewed published price target estimates by Wall Street equity research analysts. Morgan Stanley discounted the Wall Street analyst price targets for one year at our estimated cost of equity capital of approximately 9%, based on the capital asset pricing model, a theoretical financial model that estimates the cost of equity capital, as well as the cost of equity capital utilized in selected Wall Street equity research reports. The Wall Street analyst price targets yielded an implied valuation of our common stock of $34.86 to $43.12. Morgan Stanley noted that the per share merger consideration was $47.00.

        Comparable Company Analysis.    Morgan Stanley reviewed and analyzed certain public market trading multiples for public companies similar to Argosy from a market value, scope of operations and business mix perspective. The multiples analyzed for these comparable companies included aggregate market value (defined as public equity market value plus total book value of debt, total book value of preferred stock and minority interest less cash and other short term investments) divided by 2004 estimated EBITDA, and aggregate market value divided by 2005 estimated EBITDA. Morgan Stanley selected these multiples based on their relevance to investors in equity securities in the gaming sector. Morgan Stanley calculated financial multiples and ratios based on publicly available financial data as of November 1, 2004. The estimates of 2004 EBITDA and 2005 EBITDA for the comparable companies were based on selected Wall Street equity research estimates. For purposes of its analysis, Morgan Stanley identified the following five publicly traded corporations in the gaming industry:

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  Ameristar Casinos, Inc.

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  Aztar Corporation

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  Boyd Gaming Corporation

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  Isle of Capri Casinos, Inc.

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  Penn National Gaming, Inc.

        A summary of the reference range of market trading multiples that Morgan Stanley derived are set forth below:

Reference Range of Multiples
Aggregate Value/2004 estimated EBITDA	6.6x - 10.0x
Aggregate Value/2005 estimated EBITDA	6.2x - 9.1x

        Using these derived reference ranges of multiples, Morgan Stanley calculated an implied valuation range for Argosy by applying the reference ranges of multiples to the applicable Argosy operating statistic based on information provided by management and other publicly available data. Based upon and subject to the foregoing, Morgan Stanley calculated an implied valuation range for our common stock of $31.38 to $60.94 per share based on 2004 estimated EBITDA. Morgan Stanley noted that the per share merger consideration was $47.00.

        Although the foregoing companies were compared to us for purposes of this and the foregoing analysis, Morgan Stanley noted that no company utilized in this analysis is identical to us because of differences between the business mix, regulatory environment, operations and other characteristics of Argosy and the comparable companies. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our business and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

        Acquisition Control Premium Analysis.    Morgan Stanley reviewed the acquisition premium paid above the price of a target company's common stock both one day prior and four weeks prior to the announcement of the transaction in precedent acquisitions of public gaming companies and precedent acquisitions of all publicly-traded companies announced since January 1, 1990 through March 31, 2004 (excluding terminated transactions) in which the target had an aggregate value in excess of $100 million and in which the consideration paid was cash. Morgan Stanley derived a reference range of such premiums of 10% to 30%, and applying this range to Argosy's stock price on November 1, 2004 implies a valuation of Argosy's common stock of $44.18 to $52.21. Morgan Stanley noted that the per share merger consideration was $47.00.

        Precedent Transactions Analysis.    Morgan Stanley reviewed and analyzed selected precedent transactions involving other companies in the gaming industry and calculated the EBITDA multiples paid in the selected transactions based on the transaction values and the EBITDA numbers for the last twelve months and next fiscal year estimated periods, and other available information as of November 1, 2004. Morgan Stanley chose the transactions for the analysis based on the similarity of the target companies to Argosy in terms of transaction value, scope of operations and business mix, among other factors. The following table sets forth the acquisition transactions that were reviewed in connection with this analysis:

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  February 2004—Boyd Gaming Corporation / Coast Casinos, Inc.;

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  September 2003—Harrah's Entertainment, Inc. / Horseshoe Gaming Holding Corp.;

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  August 2002—Penn National Gaming, Inc. / Hollywood Casino Corporation; and

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  April 2001—Harrah's Entertainment, Inc. / Harveys Casino Resort

        Morgan Stanley then derived from these selected transactions a reference range of LTM EBITDA (as of June 30, 2004) multiples of 7.5x to 8.5x and a reference range of next fiscal year estimated EBITDA multiples of 6.5x to 7.5x. Applying this range of multiples to our EBITDA, based on information provided by our management, Morgan Stanley calculated an implied valuation range for our common stock of $38.08 to $46.64 and $30.61 to $39.33 per share, respectively. Morgan Stanley noted that the per share, merger consideration was $47.00.

        Morgan Stanley noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Morgan Stanley noted that no company or transaction reviewed was identical to the proposed transactions and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics of Argosy and other factors that would affect the acquisition values in the comparable transactions, including the size, demographic, regulatory and economic characteristics of the markets of each company and the competitive environment in which it operates. Mathematical analyses (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

        Discounted Cash Flow Analysis.    Morgan Stanley performed a five year discounted cash flow analysis, calculated as of December 31, 2004, of the after-tax unlevered free cash flows for fiscal years 2005 through 2009, based on financial forecasts and estimates provided by our management. Morgan Stanley estimated a range of terminal values calculated in 2009 based on a 2010 estimated EBITDA multiple of 6.5x to 7.5x. The terminal multiple range utilized was chosen based on an analysis of multiples for comparable companies in the gaming sector. Morgan Stanley discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 7.0% to 9.0%. The discount rates utilized in this analysis were chosen based upon an analysis of our weighted average cost of capital and of other comparable companies as well as the discount rates utilized in selected Wall Street equity research reports. Based on the aforementioned projections and assumptions, the discounted cash flow analysis of Argosy yielded an implied valuation range of our common stock of $36.87 to $50.95 per share. Morgan Stanley noted that the per share merger consideration was $47.00.

        Our management recognized that in July 2005 the gaming revenue taxes levied by the State of Illinois will be reduced, in accordance with the schedule set forth and publicly disclosed by the State of Illinois. Our management's base projections reflect their assumption that any such reduction in taxes is likely to be offset by other changes in the regulatory and tax regime in Illinois, including the granting of additional gaming licenses. Our management projected that the pro forma impact of the tax change in the absence of any changes in the aforementioned conditions would be to increase our annual EBITDA by approximately $30 million. Morgan Stanley calculated the value of our common stock under this potential scenario to be (i) $38.00 to $70.97 based on 6.6x to 10.0x 2004 estimated EBITDA, per comparable companies current trading multiples; (ii) $37.15 to $46.88 based on 6.5x to 7.5x 2004 estimated EBITDA, per precedent transactions' forward EBITDA valuation multiples; and $43.11 to $58.42 based on a discounted cash flow analysis.

        Morgan Stanley performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley's analyses and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of our common stock.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Morgan Stanley or Argosy. Any estimates contained in the analyses of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley of the fairness of the consideration to be received by holders of shares of our common stock, pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Morgan Stanley of its oral opinion on November 2, 2004, confirmed in writing on November 3, 2004, to our board of directors.

        The opinion of Morgan Stanley was one of the many factors taken into consideration by the our board of directors in making its determination to approve the proposed transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Morgan Stanley.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may from time to time trade in the securities or the indebtedness of Argosy and its affiliates for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Argosy and have received fees for the rendering of these services. Morgan Stanley has provided limited financial advisory services to Penn National in the past for which it did not receive remuneration. Except in connection with the merger, at the time Morgan Stanley rendered its opinion, Morgan Stanley did not have any arrangements with Penn National with respect to any current or future engagements. With respect to Argosy, Morgan Stanley is a participant in Argosy's senior credit facility.

        Pursuant to an engagement letter dated October 6, 2004, we agreed to pay Morgan Stanley in connection with the merger a fee of approximately $11 million, of which 15% was paid upon the announcement of the transaction, 15% is payable upon Argosy stockholder approval of the merger and 70% is payable upon completion of the merger. We also agreed to reimburse Morgan Stanley for its fees and expenses incurred in performing its services. In addition, we agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Material United States Federal Income Tax Consequences

        The receipt of cash in exchange for each share of our common stock pursuant to the merger will be a taxable transaction for the United States federal income tax purposes. In general, a stockholder will recognize gain or loss equal to the difference between the tax basis of his or her shares and the amount of cash received in exchange therefor. This gain or loss will be capital gain or loss if the shares are capital assets in the hands of the stockholder and will be long-term gain or loss if the holding period for the shares is more than one year as of the date of the merger. The foregoing discussion may not apply to stockholders who acquired their shares pursuant to the exercise of any of our stock options or other compensation arrangements or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended.

        The United States federal income tax discussion set forth above is included for general information only and is based upon present law. Due to the individual nature of tax consequences, stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the effects of applicable state, local or other tax laws.

Required Regulatory Approvals and Other Matters

        Antitrust Authorities.    As a condition to the merger, the HSR Act requires us and Penn National to observe the HSR Act's notification and waiting period. The HSR Act provides for an initial 30-calendar-day waiting period following the necessary filings by the parties to the merger. We and Penn National expect to file the Notification and Report Forms with the FTC and the Antitrust Division for review in connection with the merger in the near future. The associated initial 30-day waiting period will expire 30 days after the date of filing, unless a request is made for additional information or documentary material or the waiting period is earlier terminated. If either the Antitrust Division or the FTC makes a request for additional information or documentary materials, the waiting period will expire 30 days after substantial compliance with the request.

        The FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger or seeking the divestiture by Penn National of all or part of our shares or assets, or of other business conducted by Penn National, or seeking to subject us or Penn National to operating conditions, before or after we complete the merger. We cannot assure you that an antitrust challenge to the merger will not be made and, if such a challenge is made, we cannot predict the result.

        Gaming Authorities.    The following is an abbreviated description of the various gaming regulatory requirements applicable to the merger:

        Illinois Gaming Regulations

        As a result of our ownership and operation of the Empress Casino Joliet and the Alton Belle Casino, and Penn National's ownership and operation of its Hollywood Casino property in Aurora, Illinois, Argosy and Penn National are subject to the Illinois Riverboat Gambling Act and the regulations promulgated thereunder. The Illinois Riverboat Gambling Act, which we refer to as the Illinois Act, requires the owner of a riverboat gaming operation to hold an owner's license issued by the Illinois Gaming Board, and it also requires that each "Key Person" of an owner licensee submit certain prescribed forms and be investigated and approved by the Illinois Gaming Board.

        An ownership interest in the holder of an owner's license, or in a business entity that has an interest in the holder of an owner's license, may be transferred only with the prior approval of the Illinois Gaming Board. The person or entity applying for transfer of the ownership interest must complete all required forms and the Illinois Gaming Board will conduct an investigation to determine the suitability of the person or entity seeking the transfer.

        In deciding whether to approve a direct or indirect change of ownership or control of an owner's license, the Illinois Gaming Board must consider the impact of any economic concentration of the ownership or control. No direct or indirect ownership or control may be approved which will result in undue economic concentration of the ownership of a riverboat gambling operation in Illinois.

        The Illinois Gaming Board considers a variety of criteria in determining whether the approval of the issuance, transfer or holding of a license will create undue economic concentration, including whether any such issuance, transfer or holding of a license will have an adverse impact on competition or the economic stability of the riverboat casino industry in Illinois.

        Applicants for and holders of an owner's license are required to obtain prior Illinois Gaming Board approval for, among other things, changes in Key Persons and changes in equity and debt capitalization of the entity. Further, an owner licensee or its parent company must submit, and in some instances obtain prior approval from the Illinois Gaming Board for, certain financing transactions. In addition, prior to an amendment to the Illinois Act in 1999, we would not have been permitted to own licenses to operate both the Alton Belle Casino and the Empress Casino Joliet. As a condition to its approval of our acquisition of the Empress Casino Joliet, however, the Illinois Gaming Board required us to enter into a transfer of ownership agreement that will have no effect unless the provisions of the 1999 amendment permitting the ownership of the multiple licenses are invalidated by a final, non-appealable judicial ruling. While we are not aware of any significant litigation currently challenging the 1999 amendment, if the relevant provisions of the 1999 amendment are invalidated, we will be obligated under this agreement to transfer all of our shares of the Empress Casino Joliet Corporation to a trustee to hold in trust and use our best efforts to effectuate a sale of the shares at fair market value. We expect that the Illinois Gaming Board will require Penn National to enter into a similar arrangement as a condition to its approval of the merger.

        Indiana Gaming Regulations

        As a result of our ownership and operation of the Argosy Casino Lawrenceburg, we are subject to the jurisdiction of the Indiana gaming authorities. The ownership and operation of casino gaming facilities in Indiana are subject to the Riverboat Gambling Act and its regulations. Our gaming facility in Indiana is also subject to the licensing and regulatory control of the Indiana Gaming Commission, state and local liquor authorities, United States Coast Guard regulations, Army Corps of Engineer permits and other local authorities. The Riverboat Gambling Act requires the approval of the Indiana Gaming Commission before an entity may acquire an interest of five percent or more in a riverboat owner's license, including through a merger, stock acquisition, transfer, sale or purchase transaction. Therefore, the merger, as a transfer of ownership in the riverboat license, requires the approval of the Indiana Gaming Commission.

        To obtain approval from the Indiana Gaming Commission to transfer a riverboat owner's license, Penn National must submit a completed application and a requisite fee. Upon receipt of the application and fee, the Indiana State Police, Gaming Division, will investigate Penn National, its key persons and substantial owners, or persons owning five percent or more of Penn National, and will provide related information to the Indiana Gaming Commission. In connection with the merger, the Indiana Gaming Commission may require both Penn National and Argosy to provide confidential financial information to the Indiana Gaming Commission for a confidential evaluation of the financial stability of both companies prior to the merger and the financial stability of the combined company. This evaluation may include an analysis of Penn National's and Argosy's management and their ability to effectively operate the combined companies.

        The Riverboat Gambling Act requires the Indiana Gaming Commission to consider a number of factors when determining whether to grant approval of a transfer of a riverboat owner's license. The Indiana Gaming Commission will also generally consider whether the merger, as a transfer of ownership in the riverboat license, is in the best interest of the people and the State of Indiana by promoting tourism, assisting economic development and maintaining the public confidence and trust in the gaming operations.

        The Riverboat Gambling Act requires the pre-approval of debt transactions, whether new or assumed debt, of $1,000,000 or more. If the Indiana Gaming Commission approves the transfer of ownership interest in us pursuant to the merger, it will also consider financial information regarding any debt transactions related to the merger, including the assumption of our outstanding debt by Penn National. The approval of any debt transactions related to the merger will generally be part of the approval of the transfer of ownership interest pursuant to the merger.

        Louisiana Gaming Regulations

        As a result of our ownership and operation of the Argosy Casino Baton Rouge, and Penn National's ownership and operation of Casino Rouge and Hollywood Casino Shreveport, both Argosy and Penn National are subject to the jurisdiction of the Louisiana gaming authorities. The ownership and operation of each of Argosy's and Penn National's gaming operations in Louisiana are subject to the Louisiana Riverboat Economic Development and Gaming Control Act and its regulations, which impose extensive restrictions and requirements upon gaming operators in the State of Louisiana and makes gaming operations subject to the licensing and regulatory control of the Louisiana Gaming Control Board.

        The Louisiana Gaming Control Board is responsible for issuing gaming licenses and enforcing the laws, rules and regulations relative to riverboat gaming operations. Penn National will be required to seek the prior approval from the Louisiana Gaming Control Board of transactions related to the merger, including the financing of the merger. If an approval related to the merger is required, the Louisiana Gaming Control Board and its investigative agency, the Office of the State Police, may consider all relevant facts in determining whether to grant approval to certain transactions related to the merger. These facts include, without limitation, the business history of Penn National, including its record of financial stability, its integrity and the success of its operations in Louisiana and elsewhere, and the adequacy of the proposed financing, including whether the merger will create any risk that the various entities will be unable to satisfy their financial and regulatory obligations to the state and otherwise. The Louisiana Gaming Control Board will also consider the effect of any potential consolidation on local economies.

        A gaming license is deemed to be a privilege under Louisiana law and as such a license may be revoked, suspended, conditioned or limited at any time by the Louisiana Gaming Control Board. The Louisiana Gaming Control Board has similar discretion as to the approval of transactions related to the merger.

        Missouri Gaming Regulations

        As a result of our ownership and operation of the Argosy Casino Riverside, we are subject to extensive state and local regulation in Missouri. As part of the application and licensing process for a gaming license in connection with the merger, Penn National must submit detailed financial, operating and other reports to the Missouri Gaming Commission. Penn National will have an ongoing duty to update the information provided to the Missouri Gaming Commission throughout the application process. In addition, directors and officers of Penn National and other key persons must submit Personal Disclosure Forms which include detailed personal financial information and are subject to thorough investigations. Operators' licenses are issued through application to the Missouri Gaming Commission, which requires, among other things, (a) investigations into an applicant's character, financial responsibility and experience and (b) that applicants furnish (i) an affirmative action plan for the hiring and training of minorities and women and (ii) an economic development or impact report.

        Missouri gaming licenses may not be transferred or pledged as collateral, and Missouri regulations bar a licensee from taking any of the following actions without 15 days' prior notice to, and approval by, the Missouri Gaming Commission: any issuance of an ownership interest of five percent or more of the licensee's issued and outstanding ownership interests, certain private incurrences of debt by the licensee or any holding company, and any public issuance of debt. The Missouri Gaming Commission may reopen the licensing hearing of the applicable gaming licensee prior to or following the consummation date to consider the effect of a transaction on the gaming licensee's suitability. In addition, we must notify the Missouri Gaming Commission of any transfer or pledge of five percent or more of any ownership interest in us. These restrictions on transfer of ownership apply to us and our subsidiaries and, following consummation of the merger, will apply to Penn National.

        Iowa Gaming Regulations

        As a result of our ownership and operation of the Argosy Casino Sioux City, we are subject to the authority of the Iowa Racing and Gaming Commission, chapter 99F of the Code of Iowa, the rules and regulations promulgated thereunder and various local regulations. The Iowa Racing and Gaming Commission has broad statutory authority to regulate, monitor and supervise the activities of its various licensees. Changes in ownership of the licensee, management contracts and acquisition of interests in other gambling activities by the licensee or its owners must all be reported to and approved by the Iowa Commission. In addition, any financing arrangements involving Iowa licensees must be approved by the Iowa Gaming Commission.

        Ohio Racing Regulations

        In the event we consummate our previously announced acquisition of Raceway Park in Toledo, Ohio, and an affiliated off-track wagering facility, the merger will be subject to the approval of the Ohio State Racing Commission, and the appropriate officers and employees of us and Penn National will need to be licensed in the state. Owners of pari-mutuel racing facilities in Ohio are generally subject to extensive state and local regulations, which require a demonstration of suitability to obtain and maintain various licenses and require registrations, permits and approvals to conduct racing operations, to sell alcoholic beverages and to operate food service facilities. These regulations are intended to safeguard the legitimacy of the sport and its freedom from inappropriate influences. As such, the Ohio State Racing Commission has broad authority to regulate in the best interests of racing and may disapprove the involvement of certain personnel in our operations or deny approval of the merger for a wide variety of reasons, including community opposition.

        Colorado Gaming Regulations

        As a result of Penn National's ownership and operation of the Bullwhackers Casinos, Penn National is subject to the authority of the Colorado Limited Gaming Control Commission (referred to below as the Colorado commission) and its regulations. Penn National is required to submit notice to the Colorado commission regarding the merger and the related financing. Penn National may also be required to respond to the Colorado commission's inquiries regarding the proposed transaction.

        Maine Gaming and Racing Regulations

        As a result of Penn National's ownership and operation of Bangor Historic Track, Inc., Penn National is subject to the authority of the Maine Harness Racing Commission (referred to below as the Maine commission) and the Maine Gambling Control Board (referred to below as the Maine board) and their respective regulations. Penn National is required to submit notice to the Maine commission and the Maine board regarding the merger and the related financing. Penn National may also be required to respond to the inquiries of these agencies.

        Mississippi Gaming Regulations

        As a result of Penn National's ownership and operation of Casino Magic—Bay St. Louis, Boomtown Biloxi and Hollywood Casino Tunica, Penn National is subject to the authority of the Mississippi Gaming Commission and its regulations. Penn National is required to submit the documentation of the merger and related financing to the Mississippi Gaming Commission. The related financing is subject to the Mississippi Gaming Commission's approval, unless the agency deems the financing pre-approved as a result of prior submissions by Penn National. Additionally, the Mississippi Gaming Commission must grant approval for Penn National to operate gaming properties in Indiana, Iowa and Missouri.

        New Jersey Racing Regulations

        As a result of Penn National's fifty percent joint venture interest in Freehold Raceway, Penn National is subject to the authority of the New Jersey Racing Commission and its regulations. Penn National is required to submit notice to the New Jersey Racing Commission regarding the merger and the related financing. Penn National may also be required to respond to the agency's inquiries regarding the proposed transaction.

        Ontario Gaming Regulations

        As a result of Penn National's operation of Casino Rama, Penn National is subject to the authority of the Alcohol and Gaming Commission of Ontario (referred to below as the Ontario commission) and its regulations. Penn National is required to submit notice to the Ontario commission regarding the merger and the related financing. Penn National may also be required to respond to the Ontario commission's inquiries regarding the proposed transaction.

        Pennsylvania Gaming and Racing Regulations

        As a result of Penn National's ownership and operation of Penn National Race Course and Pocono Downs, Penn National is subject to the authority of the Pennsylvania State Horse Racing Commission and the Pennsylvania State Harness Racing Commission and their respective regulations. Penn National is required to submit notice to each of these agencies regarding the merger and the related financing. Penn National may also be required to respond to the agencies' inquiries regarding the proposed transaction.

        In addition, as a potential holder of a slot operator license under the law enacted in July 2004, Penn National will be subject to the authority of the Pennsylvania Gaming Control Board (referred to below as the Pennsylvania board). The Pennsylvania board is not yet fully constituted and has not yet met. Penn National will comply with any requirements established by the Pennsylvania board relative to the merger and related financing.

        West Virginia Gaming and Racing Regulations

        As a result of Penn National's ownership and operation of Charles Town Races & Slots, Penn National is subject to the authority of the West Virginia Lottery, the West Virginia Racing Commission and their respective regulations. Penn National is required to submit the documentation of the merger and related financing to the agencies. The financing is subject to the approval of each agency.

        The merger is subject to the approval of the applicable gaming authorities in the states in which Argosy's and Penn National's gaming operations are located. There can be no assurances that such approvals will be granted on a timely basis or at all. Furthermore, any such approval, if made, does not constitute a finding, recommendation or approval by the applicable governmental agency as to the merits of the merger. Any representation to the contrary is unlawful.

        Commitment to Obtain Approvals.    We and Penn National have agreed to use our reasonable best efforts to obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required in connection with the merger (including the merger financing) and to make all necessary filings and other submissions under applicable law with respect to the merger (including the merger financing).

        In addition, in furtherance of its obligations to consummate the merger and other related transactions (including the merger financing), Penn National has agreed that, to the extent that doing so will not have a material adverse effect on Penn National (after giving effect to merger), it must take any required action, including agreeing to:

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  dispose of or hold separate any part of its or our business or operations (or a combination of our and Penn National's businesses or operations);

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  not to compete in any geographic area or line of business; and

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  remove or replace key persons.

        See "The Merger Agreement—Efforts to Complete the Merger; Regulatory Matters".

        Other Matters.    On December 1, 2004, we were served with a purported class action complaint filed on November 23, 2004 by Judi Ann Ringhofer, an Argosy stockholder, against us, our chief executive officer and our directors in Madison County Court in Illinois, case number 04L1304. The complaint alleges, among other things, that the merger consideration contemplated by the proposed merger agreement is unfair and grossly inadequate to our stockholders, that the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward our stockholders in connection with the proposed transaction and that the defendants breached their fiduciary duty of disclosure. In the complaint, the plaintiff has demanded certain remedies, including declaring that the merger agreement was entered into in breach of fiduciary duties of the defendants and therefore unlawful and enforceable, enjoining defendants from proceeding with the merger agreement and the consummation of the merger and awarding plaintiff and the class appropriate damages.

        On December 15, 2004, we were served with a purported class action complaint filed on December 10, 2004 by Lemon Bay Partners, LLP, an Argosy stockholder, against us, Penn National, our chief executive officer and our directors in Madison County Court in Illinois, case number 04L1356. In the complaint, the plaintiff alleges, among other things, that our directors breached their fiduciary duties of care and loyalty to the plaintiff and the class by acting to cause or facilitate the merger. The plaintiff alleges that the merger consideration is inadequate and that the merger advances the personal interests of the directors rather than the best interests of the stockholders. The plaintiff further alleges that our directors breached their duty of full and fair disclosure. Among other remedies, the plaintiff seeks to enjoin the consummation of the merger and to obtain a judgment declaring that our directors have breached their fiduciary duties to the plaintiff and the class and awarding the plaintiff and the class appropriate damages and costs. On December 16, 2004, the plaintiff in the Lemon Bay Partners action made a motion seeking expedited discovery.

        On December 22, 2004, the parties reached an agreement in principle to settle the lawsuits described above. Under the settlement, which is subject to court approval, Argosy and Penn National agreed, among other things, to reduce the termination fee payable by Argosy to Penn National if the merger is terminated under certain circumstances (see "The Merger Agreement—Termination Fee") from $49,500,000 to $41,500,000 and to include certain disclosure language in this proxy statement, subject to the agreement between the parties being terminated in accordance with the terms of such agreement.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference in this section of the proxy statement. We urge you to read carefully the full text of the merger agreement.

General

        The merger agreement provides that upon the terms and subject to the conditions of the merger agreement, merger sub will merge with and into Argosy. Following the merger, the separate corporate existence of merger sub will cease, and we will continue as the surviving corporation and will be a wholly owned subsidiary of Penn National.

        As a result of the merger, and as of the effective time of the merger, we will succeed to and assume all rights and obligations of merger sub, in accordance with Delaware law.

Effective Time

        The merger agreement provides that, subject to the approval of our stockholders and the satisfaction or waiver of other conditions, the merger will be consummated by the filing of a certificate of merger or other appropriate documents, in accordance with the relevant provisions of Delaware law, with the Secretary of State of the State of Delaware. We intend to complete the merger as promptly as practicable. We currently expect the merger to be completed in the second half of 2005. We refer in this proxy statement to the time at which the merger is completed as the effective time.

Merger Consideration

        At the effective time, each share of our outstanding common stock (except shares as to which appraisal rights have been properly demanded) shall be converted into the right to receive from Penn National $47 in cash, without interest. Thereafter, shares of our common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing shares of our common stock immediately prior to the effective time will cease to have any rights with respect to the certificate, except the right to receive the merger consideration of $47 per share upon surrender of the certificate.

Treatment of Stock Options

        At the effective time, each option to purchase our shares of common stock which is then outstanding and has not been exercised, and whether or not fully vested, shall, by virtue of the merger without any action on the part of any holder thereof, be converted into and exchangeable for the right to receive an amount equal to $47, less an amount equal to the exercise price for such option plus any applicable tax withholding amounts. Any option with respect to which the applicable exercise price is greater than or equal to $47 shall be fully exercisable prior to the merger in accordance with the terms of the option plan under which the options were issued, and any such option that is not exercised prior to the completion of the merger shall be cancelled as part of the merger.

Exchange Procedures

        Prior to the effective time, Penn National will appoint an exchange agent reasonably acceptable to us for the purpose of exchanging certificates representing shares of our common stock for the merger consideration of $47 per share. Concurrent with the effective time, Penn National will deposit with the exchange agent the merger consideration to be paid in respect of our shares of common stock.

        DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME. YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND FURTHER INSTRUCTIONS REGARDING THE EXCHANGE OF YOUR STOCK CERTIFICATES SHORTLY AFTER THE MERGER IS COMPLETED.

        Each holder of our common stock will be entitled to receive $47 per share in cash upon surrender of the holder's common stock certificate or certificates and a properly executed letter of transmittal to the exchange agent.

        All cash paid upon conversion of our shares of common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares. Our stock transfer books will be closed immediately upon the effective time and there will be no further registrations of transfers of shares of our common stock thereafter on our records. After the effective time, any shares of our common stock presented to the exchange agent or Penn National for any reason shall be converted into the merger consideration of $47 per share, without interest, with respect to the shares formerly represented by the certificates.

        None of us, Penn National, merger sub or the exchange agent will be liable to any person for any merger consideration delivered to a public official pursuant to abandoned property, escheat or similar laws.

Directors and Officers

        The merger agreement provides that the directors and officers of merger sub at the effective time will be the initial directors and officers of the surviving corporation following the merger.

Representations and Warranties

        Our Representations and Warranties.    The merger agreement contains representations and warranties made by us to Penn National and merger sub, including representations and warranties relating to:

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  organization, standing and similar corporate matters;

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  capital structure and the capital structure of our subsidiaries;

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  authorization, execution, delivery, performance and enforceability of the merger agreement;

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  reports and financial statements filed with the SEC;

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  the absence of undisclosed liabilities;

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  the absence of non-ordinary course changes;

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  necessary consents or approvals;

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  no conflicts under organizational documents or contracts and violations of law;

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  owned and leased real property;

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  litigation;

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  compliance with applicable laws;

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  employee arrangements and benefit plans;

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  labor matters;

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  environmental matters;

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  tax matters;

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  material contracts;

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  intellectual property;

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  our receipt of a fairness opinion delivered by Morgan Stanley;

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  broker's and finder's fees with respect to the transactions contemplated by the merger agreement;

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  antitakeover statutes; and

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  noncompetition agreements.

        Penn National's Representations and Warranties.    The merger agreement also contains representations and warranties made by Penn National and merger sub to us, including representations and warranties relating to:

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  organization, standing and similar corporate matters;

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  authorization, execution, delivery, performance and enforceability of the merger agreement;

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  necessary consents or approvals;

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  no conflicts under organizational documents or contracts and violations of law;

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  reports and financial statements filed with the SEC;

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  litigation;

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  compliance with applicable laws;

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  broker's and finder's fees with respect to the transactions contemplated by the merger agreement; and

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  the financing to be obtained by Penn National in connection with the merger.

        Nonsurvival of representations and warranties.    None of the representations and warranties of the parties will survive beyond the effective time.

Conduct of Our Business Prior to the Effective Time

        During the period from the date of the merger agreement until the effective time, we have generally agreed to:

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  use our reasonable best efforts to conduct our operations in the ordinary course of business consistent with past practice; and

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  use our reasonable best efforts to preserve intact our current business organizations, keep available the service of our current officers and employees and preserve our relationships with customers, suppliers and others having business dealings with us.

        Further, we have agreed that, among other things and subject to various conditions and exceptions, we will not and will cause our subsidiaries not to, without the prior written consent of Penn National:

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  amend our charter or bylaws;

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  issue, sell or deliver any stock of any class or any stock equivalents (except for the issuance or sale of our common stock pursuant to outstanding stock options);

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  split, combine or reclassify any shares of our capital stock;

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  declare, set aside or pay any dividend or other distribution in respect of our capital stock;

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  make any other actual, constructive or deemed distribution in respect of any shares of our capital stock;

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  redeem, repurchase or otherwise acquire any of our securities or any securities of any of our subsidiaries;

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Argosy or any of our subsidiaries;

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  alter through merger, liquidation, reorganization, restructuring or in any other fashion our corporate structure or ownership or those of our material subsidiaries;

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  incur, assume or repay any long-term or short-term debt or issue any debt securities (except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice and except for the incurrence or increase in obligations among us and our wholly owned subsidiaries);

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  assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (except in the ordinary course of business consistent with past practice and except for the incurrence or increase in obligations among us and our wholly owned subsidiaries);

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  make any loans, advances or capital contributions to, or investments in, any other person (except to our wholly owned subsidiaries or customary loans or advances to our employees in the ordinary course of business consistent with past practice);

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  pledge or otherwise encumber shares of our capital stock;

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  mortgage or pledge, or create any material lien on, any of our material assets, other than certain permitted liens and except in the ordinary course of business or the incurrence or increase in obligations among us and our wholly owned subsidiaries;

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  except as (i) may be required by law, (ii) contemplated by the merger agreement, (iii) in the ordinary cause of business consistent with past practice that do not result in the aggregate in a material increase in benefits to our employees or (iv) required under our existing agreements, enter into, adopt or amend or terminate any employee benefit plan, or any other bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement or other similar arrangement;

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  except as set forth in the merger agreement, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the merger agreement;

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  acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of any assets outside the ordinary course of business consistent with past practice or any assets which in the aggregate are material to us and our subsidiaries taken as a whole;

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  except as may be required as a result of a change in law or in generally accepted accounting principles, change, in any material adverse respect, any of our accounting principles, policies or practices;

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  acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division thereof or any equity interest therein, other than acquisitions having an aggregate purchase price of not more than $15 million and which do not require approval of a gaming authority;

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  other than in the ordinary course of business and consistent with past practice, make or revoke or otherwise modify any material tax election, or settle or compromise any material tax liability;

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  pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice or in accordance with the terms of liabilities reflected or reserved against in our financial statements;

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  terminate (prior to its scheduled termination), cancel or request any material change in, or agree to any material change in, any material contract other than in the ordinary course of business consistent with past practice;

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  make or agree to make any capital expenditure, other than in the ordinary course of business consistent with past practice and as otherwise specified in the merger agreement;

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  except as otherwise required by law, enter into or materially modify any collective bargaining agreement; or

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  take, propose to take, or agree in writing or otherwise to take, any of the foregoing actions.

Argosy Board Recommendation

        The merger agreement provides that our board of directors will recommend approval and adoption by our stockholders of the merger agreement and the merger and will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to Penn National, its approval or recommendation of the merger agreement or the merger unless it determines in good faith after consultation with its counsel that the failure to take such action would present a reasonable probability of violating its fiduciary duties under applicable law.

Non-Solicitation

        We have agreed not to, and not to permit our subsidiaries to, nor authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of us or any of our subsidiaries to, directly or indirectly:

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  initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to, an acquisition proposal (as this term is described below);

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  participate in any discussions or negotiations concerning, or provide to any person any information or date relating to us or our subsidiaries for the purposes of making, or take any other action to facilitate, any acquisition proposal or any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal; or

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  agree to, approve or recommend any acquisition proposal.

        However, subject to our compliance with the non-solicitation provisions contained in the merger agreement, nothing in the merger agreement will prevent us or our board of directors from, prior to obtaining the vote of our stockholders at the special meeting:

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  entering into a definitive agreement providing for the implementation of a superior proposal (as this term is described below) if we or our board of directors concurrently terminates the merger agreement;

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  furnishing non-public information to, entering into customary confidentiality agreements with or entering into discussions or negotiations with any person in connection with an unsolicited, bona fide acquisition proposal if our board of directors determines in good faith, after consultation with our financial advisors, that such acquisition proposal, if accepted, constitutes or is reasonably likely to lead to or result in a superior proposal;

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  making disclosures to our stockholders; or

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  taking any non-appealable, final action ordered to be taken by us by any court of competent jurisdiction.

        The merger agreement also provides that we will:

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  notify Penn National of any acquisition proposal (including a description of the material terms and conditions of the proposal and the person making it) or request for non-public information about us as promptly as practicable, but no later than forty-eight hours after receipt of the acquisition proposal or request; and

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  receive from any person that may make or has made an acquisition proposal and requests non-public information relating to us a confidentiality agreement containing terms that are as stringent in all material respects as the confidentiality agreement between us and Penn National.

        An "acquisition proposal" means a proposal or offer for:

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  any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving us or any of our subsidiaries whose assets represent 20% or more of the assets or earning power of us and our subsidiaries, taken as a whole; or

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  any sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets representing 20% or more of the assets or earning power of us and our subsidiaries, taken as a whole; or

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  any sale of shares of capital stock representing, individually or in the aggregate, 20% or more of the voting power of Argosy, including by way of tender offer or exchange offer.

        A "superior proposal" means a bona fide, unsolicited, written acquisition proposal (as described above, except using 50% thresholds instead of 20% thresholds) on terms which our board of directors determines in good faith after consultation with our financial advisors and after taking into account all legal, financial, regulatory and other material aspects of the acquisition proposal:

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  will result in terms that are more favorable from a financial point of view to our stockholders than the merger; and

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  is reasonably likely to be completed.

Efforts to Complete the Merger; Regulatory Matters

        We and Penn National have agreed to use our reasonable best efforts take all actions necessary, proper or advisable under applicable law or otherwise to complete the merger and the other transactions contemplated by the merger (including Penn National's merger financing), including by:

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  obtaining from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the merger and the other transactions contemplated thereby (including Penn National's merger financing);

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  making all necessary filings and other submissions under applicable law with respect to the merger and the other transactions contemplated thereby (including Penn National's merger financing);

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  promptly filing all applications for Penn National and all its key employees to obtain the necessary approvals from all gaming authorities and to request an accelerated review of such filings; and

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  resolving any objections that may be asserted by a governmental entity or other person in respect of the merger under any gaming law or antitrust law.

        The merger agreement provides that Penn National shall not be required to:

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  dispose of or hold separate any part of its or our businesses or operations;

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  agree not to compete in any geographic area or line of business; or

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  remove or replace any key person.

        However, in furtherance of its obligations to consummate the merger and the other transactions contemplated thereby (including the merger financing), Penn National will be required to take the actions described above or any other action to the extent that doing so would not have a material adverse effect on Penn National (after giving effect to the merger).

Financing

        Penn National obtained a written commitment (referred to in this proxy statement as the commitment letter) from Deutsche Bank Trust Company Americas, Deutsche Bank Securities, Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Lehman Commercial Paper Inc. to provide financing in connection with the merger and the other transactions contemplated by the merger agreement. The merger agreement requires Penn National to obtain and effectuate the financing for the merger and to keep us apprised of all developments that would materially affect or delay the financing. Penn National is prohibited, without our prior written consent, from taking any action or entering into any transaction that may materially impair, materially delay or prevent the merger financing, or amending or altering (or to agree to amend or alter) the commitment letter in any manner that would materially impair, materially delay or prevent the merger or the merger financing.

        We agreed that if, within one month before the time that the conditions to closing of the merger agreement are otherwise satisfied or waived, there is a substantial disruption or substantial volatility in the capital markets globally or in the United States, Penn National may elect to delay the closing of the merger for a reasonable period of up to a maximum of 30 days in order to permit the cessation or amelioration of the disruption or volatility (but in no event shall the delayed closing date be a date after December 31, 2005). However, in order to delay the closing as described above, Penn National must deliver to us a written acknowledgement that all of the conditions to Penn National's obligation to complete the merger shall be deemed satisfied and Penn National shall not at any time thereafter assert that any such condition to the closing has not been satisfied.

        In addition, we agreed that we will not enter into any material consensual restriction or encumbrance on any of our assets that would be violated by the financing contemplated by the commitment letter or that would prohibit us or our subsidiaries from entering into certain guarantees or granting certain liens on assets contemplated by the commitment letter. We also agreed to use our reasonable best efforts to cooperate with Penn National in its efforts to consummate the financing, including, to the extent reasonably requested by Penn National, by:

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  providing direct contact between prospective lenders and our officers and directors;

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  providing assistance in preparation of confidential information memoranda, preliminary offering memoranda and other materials to be used in connection with obtaining of the merger financing;

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  providing assistance in obtaining any consents of third parties necessary in connection with the merger financing;

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  providing assistance in extinguishing our existing indebtedness and releasing liens securing such indebtedness, in each case to take effect at the effective time of the merger;

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  cooperating with respect to matters relating to pledges of collateral to take effect at the effective time of the merger in connection with the merger financing;

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  using our reasonable best efforts to assist Penn National in obtaining legal opinions to be delivered by their counsel in connection with the merger financing;

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  using our reasonable best efforts to provide the financial information necessary for the satisfaction of certain obligations and conditions of the commitment letter within the time periods required thereby; and

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  using our reasonable best efforts to notify Penn National of the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate (and if such representation or warranty is not qualified by materiality, to be untrue or inaccurate in any material respect), at or prior to the effective time of the merger.

        Penn National agreed that any action taken or not taken by us as described above will not cause any representation, warranty, covenant or agreement we make in the merger agreement to be inaccurate or breached or deemed inaccurate or breached, and will not cause any condition to be deemed not satisfied.

        In addition, Penn National agreed that our obligations described above shall not in any manner limit or restrict our ability to conduct business in the ordinary course of business consistent with past practice, and that specifically such obligations shall not:

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  require us or our subsidiaries to enter into a loan agreement, note purchase agreement, registration rights agreement, indenture or any other contract;

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  require us or our subsidiaries or any of our respective officers or directors to take any other action with respect to any tender offer or consent solicitation with respect to any of our debt securities (other than ministerial actions);

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  require us or our subsidiaries to file with the SEC, or require any of our or our subsidiaries' respective officers or directors to execute, any registration statement or other form, report or document prior to the effective time of the merger;

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  require our counsel to deliver any legal opinion in connection with the merger financing;

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  require us or our subsidiaries, or any of our respective officers, directors, employees, counsel or advisors, to make any representation or warranty, incur any liability or provide for any indemnification or expense reimbursement in connection with the merger financing prior to the effective time of the merger;

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  require us or our subsidiaries to take any action that constitutes or may result in a violation, breach or default (or give rise to any right of termination, amendment, cancellation or acceleration or a lien) under any of the terms, conditions or provisions of any contract to which we or any of our subsidiaries, is a party, or by which we or any of our subsidiaries or any of our respective properties or assets is bound;

  •
  require us or our subsidiaries to take any action that, in our reasonable judgment is not commercially reasonable or necessary to consummate the merger financing; or

  •
  require us or our subsidiaries to take any actions that, individually or in the aggregate, would in our reasonable judgment result in a negative impact on our business if the merger is not consummated.

Employee Matters

        The merger agreement permits Argosy to grant retention bonuses to our employees of up to $1 million in the aggregate in order to provide continuity of management during the pendency of the merger. Such retention bonuses may be paid on the date that is three months following the effective time (or, with respect to any employee who ceases to be employed by us or Penn National or any of our respective subsidiaries prior to such date for any reason other than a voluntary termination by such employee or a termination for cause, the payment may be made on the first date on which such employee is no longer so employed). In addition, Penn National has agreed, after completion of the merger:

  •
  to honor and assume our obligations under all employment, bonus, consulting, termination, severance, change in control, collective bargaining agreements, and indemnification agreements between us and any of our current or former officers, directors, consultants or employees;

  •
  for at least one year following the effective time, Penn National will provide to our employees as of the effective time whose employment will continue following the effective time with base salary and bonus opportunity no less favorable than those currently provided by us and (i) employee benefits that are no less favorable, in the aggregate, than the employee benefits provided by Penn National to similarly situated employees of Penn National; (ii) employee benefits that are no less favorable, in the aggregate, than the employee benefits currently provided by us; or (iii) a combination of (i) and (ii), but in no event with employee benefits that are less favorable, in the aggregate, than the employee benefits currently provided by us;

  •
  each of our employees who continues to be employed by Penn National following the merger will receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for all periods of employment with us under any employee benefit plan of Penn National in which such employee participates after the effective time, to the extent such credit was recognized under any analogous plan of Penn National;

  •
  for purposes of each new or existing employee benefit plan of Penn National, Penn National will waive all pre-existing conditions and proof of insurability provisions for all conditions covered by any such plan, as well as any waiting period requirements for any such plan, to the extent the conditions or requirements were waived or satisfied under our corresponding employee benefit plan;

  •
  each of our employees who continues to be an employee of Penn National following the merger will receive credit for purposes of Penn National's vacation and/or other paid leave benefit programs, for such employee's accrued and unpaid vacation and/or paid leave balance as of the effective time;

  •
  Penn National and the surviving corporation will cause to be provided to any of our employees who continues to be an employee of Penn National following the merger but who incurs a qualifying termination during the one-year period following the effective time, severance benefits under certain of our severance plans, in accordance with the terms of those plans. The severance benefits provided will be no less favorable than those currently provided to a similarly situated employee under such plans;

  •
  Penn National will cause to be paid to any individual who is an employee at the effective time, to the extent not previously paid, (i) such individual's full bonus under our annual cash bonus plan for the preceding fiscal year (such bonus to be paid as promptly as practicable following the effective time) and (ii) a pro rata portion (as of the effective time) of such individual's bonus under our annual cash bonus plan for such fiscal year in which the closing occurs (such pro rata bonus to be paid as promptly as possible following the effective time); and

  •
  Penn National will cause to be paid to each employee who is a participant in our Long Term Incentive Cash Award Plan immediately prior to the effective time, the pro rata portion of such employee's cash award under such plan. The index calculation with respect to each award under the Long Term Incentive Cash Award Plan will be determined using the per share merger consideration in lieu of the stock closing price as provided under the plan.

        The foregoing is not intended to confer upon any employee the right to continued employment after the effective time or prevent Penn National from reserving the right to amend, modify or terminate any of their respective employee benefit plans.

Maintenance of Our Headquarters

        Penn National agreed that for a period of not less than six months following the closing it shall maintain our current headquarters in Alton, Illinois as a divisional headquarters and shall continue to employ at least 60% of the individuals who are employed there as of immediately prior to the effective time.

Indemnification and Insurance

        Penn National has agreed to indemnify our present and former directors and officers from and after the effective time against all losses, expenses, claims, damages or liabilities or amounts paid in settlement arising out of acts or omissions of such director or officer occurring at or prior to the effective time and whether asserted or claimed prior to, at or after the effective time that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer or that are based on, arising out of or pertaining to the transactions contemplated by the merger agreement.

        Penn National has also agreed to cause to be maintained a policy of directors' and officers' liability insurance providing tail coverage for the benefit of those persons who are covered by a directors' and officers' liability insurance policy maintained by us at the effective time for the maximum term and coverage (not to exceed the coverage amount provided by us that was effective on October 29, 2004) that can be obtained for the payment of an aggregate premium cost to Penn National not greater than 350% of the annual premium payable by us for our directors' and officers' liability insurance that was effective as of October 29, 2004.

        In addition, to the fullest extent permitted by law, from and after the effective time, all rights to indemnification and advancement of expenses now existing in favor of our employees, agents, directors or officers and those of our subsidiaries with respect to their activities as such prior to the effective time, as provided in our certificate of incorporation or bylaws in effect on the date of the merger agreement or otherwise in effect on the date of the merger agreement, shall survive the merger and shall continue in full force and effect for a period of not less than six years from the effective time.

Additional Covenants

        The merger agreement also contains the following additional agreements of Argosy, Penn National and merger sub, subject to the conditions and exceptions contained in the merger agreement:

  •
  We will use our best efforts to respond as promptly as practicable to any comments of the SEC with respect to the proxy statement and to cause the definitive proxy statement to be mailed to our stockholders at the earliest practicable date.

  •
  we will call and hold the special meeting as soon as practicable after the date of the merger agreement and solicit proxies from our stockholders to obtain the requisite vote for the approval and adoption of the merger agreement;

  •
  we will afford Penn National and merger sub and their authorized representatives reasonable access to all employees, casinos, offices, warehouses and other facilities and to all of our books and records and those of our subsidiaries;

  •
  each party will consult with the other before issuing any press release or otherwise making any public statements in respect of the merger, except as required by applicable law;

  •
  we agreed to not publicly disclose any guidance concerning our expected earnings or other performance. However, (i) we will publicly disclose that we are no longer providing such guidance as a result of a requirements in the merger agreement and we will be permitted to provide guidance if, based on the advice of outside legal counsel, providing the guidance is required or advisable under applicable law, and (ii) we are otherwise permitted to communicate with the financial markets (including by speaking with analysts and releasing information with respect to our historical results);

  •
  if any takeover statute is or may become applicable to the merger, each party will, subject to its fiduciary duties, take actions so that the merger may be consummated as promptly as practicable on the terms contemplated in the merger agreement and otherwise act to eliminate or minimize the effects of any takeover statute on the merger; and

  •
  whether or not the merger is completed, all expenses incurred in connection with the merger will be paid by the party that incurred the expenses, except that we will split equally with Penn National the expenses (other than attorneys' fees) incurred in connection with the filing of the required notification under the HSR Act and the filing, printing and mailing fees incurred in connection with this proxy statement.

Conditions to the Merger

        Mutual Conditions.    The obligations of Argosy, Penn National and merger sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the merger agreement shall have been approved and adopted by our stockholders at the special meeting;

  •
  any waiting period applicable to the merger under the HSR Act shall have expired or early termination of the waiting period shall have been granted without limitation, restriction or condition that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Penn National (after giving effect to the merger);

  •
  there shall not be in effect any law restraining, enjoining or otherwise preventing completion of the merger or permitting completion of the merger only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Penn National (after giving effect to the merger), and no governmental entity shall have instituted any proceeding seeking any such law which continues to be pending; and

  •
  Argosy, Penn National and merger sub shall have obtained the consent, approval or waiver required to be obtained from any gaming authority under any gaming law in connection with the merger and the other transactions contemplated by the merger agreement (including the merger financing).

        Penn National's and Merger Sub's Conditions.    The obligations of Penn National and merger sub to complete the merger are also subject to the satisfaction or waiver of the following conditions:

  •
  our representations and warranties contained in the merger agreement, to the extent qualified by materiality or material adverse effect, shall be true and, to the extent not qualified by materiality or material adverse effect, shall be true in all material respects, in each case when made and on and as of the date of the completion of the merger as though made on and as of the date of the completion of the merger;

  •
  we shall have performed or complied in all material respects with all agreements contained in the merger agreement required to be performed or complied with by us prior to or at the time of the completion of the merger;

  •
  since the date of the merger agreement, no event shall have occurred which results in or would reasonably be expected to result in a material adverse effect on Argosy; and

  •
  holders of not more than 10% of the outstanding shares of our common stock shall have properly demanded appraisal rights for their shares under the Delaware law.

        Argosy's Conditions.    Our obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Penn National and merger sub contained in the merger agreement, to the extent qualified by materiality or material adverse effect, shall be true and, to the extent not qualified by materiality or material adverse effect, shall be true in all material respects, in each case when made and on and as of the date of the completion of the merger as though made on and as of the date of the completion of the merger; and

  •
  Penn National shall have performed or complied in all material respects with all agreements contained in the merger agreement required to be performed or complied with by Penn National prior to or at the time of the completion of the merger.

Material Adverse Effect Definitions

        Argosy Material Adverse Effect.    The phrase "material adverse effect on Argosy" means any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to have a material adverse effect on:

  •
  the business, assets, results of operations or financial condition of Argosy and its subsidiaries taken as a whole; or

  •
  the ability of Argosy to perform its obligations under the merger agreement or complete the merger and the other transactions contemplated by the merger agreement.

        However, changes, circumstances or effects on us arising from or attributable to the following matters will not be deemed to constitute, create or cause a material adverse effect on Argosy:

  •
  general economic, political or regulatory conditions, which include any proposed or adopted law of general applicability or any other action of general applicability by any governmental entity, but excluding:

  -
  any law or any other action taken by any governmental entity which either (i) is specifically directed at us (and not otherwise excluded below) or (ii) prior to the approval of the merger by our stockholders has a disproportionate effect on us relative to other participants in the gaming industry in the state to which such law or other action applies;

  •
  any adoption or enactment of any law or any other action of any governmental entity that permits or would permit gaming activities in the State of Kansas, Kentucky or Ohio;

  •
  any grant of, or any proposal to grant, any license or other permission to conduct gaming activities, or otherwise increase the type or volume of gaming activities permitted, in any state in which we conduct gaming operations;

  •
  any changes in generally accepted accounting principles or interpretations thereof;

  •
  conditions in the stock or other financial markets generally;

  •
  conditions that affect the gaming industry generally to the extent that such conditions either (i) do not have an effect on us prior to the approval of the merger by our stockholders that is disproportionate relative to the effect such conditions have on other participants in the gaming industry in the states in which we conduct gaming operations, or (ii) have any effect on us following the approval of the merger by our stockholders; or

  •
  the taking of any action contemplated by the merger agreement or the announcement of the existence or terms of the merger agreement or the transactions contemplated thereby.

        Penn National Material Adverse Effect.    The phrase "material adverse effect on Penn National" means any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to have a material adverse effect on:

  •
  the business, assets, results of operations or financial condition of Penn National and its subsidiaries taken as a whole; or

  •
  the ability of Penn National or merger sub to perform its obligations under the merger agreement or complete the merger and the other transactions contemplated by the merger agreement.

Termination

        Termination by Mutual Agreement.    The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the merger by our stockholders, by mutual written consent of us and Penn National.

        Termination by Either Argosy or Penn National.    Either Argosy or Penn National may terminate the merger agreement at any time prior to the effective time if:

  •
  the merger is not completed by November 3, 2005, except that if either party determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any gaming authority, or in order to comply with the terms of any consent, registration, approval, permit or authorization (to the extent that such compliance is required prior to the effective time), then the termination date may be extended by either party to a date not beyond December 31, 2005;

  •
  the approval of our stockholders at the special meeting or at any adjournment or postponement thereof is not obtained;

  •
  any law permanently restraining, enjoining or otherwise prohibiting the completion of the merger shall become final and non-appealable; or

  •
  any governmental entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions in the merger agreement, and such denial of a request to issue such order, decree or ruling or to take such other action shall have been final and non-appealable or is not reasonably likely to be issued or taken prior to December 31, 2005.

        However, the right to terminate the merger agreement as described above shall not be available to a party that has breached in any material respect its obligations under the merger agreement in a manner that has contributed to the occurrence of the failure of the merger to be completed.

        Termination by Argosy.    Argosy may also terminate the merger agreement at any time prior to the effective time if:

  •
  prior to the vote of our stockholders at the special meeting:

  -
  our board of directors approves and we concurrently enter into a definitive agreement for a superior proposal, so long as such action is in full compliance with and not prohibited by the provisions described above under "—Non-Solicitation";

  -
  we notify Penn National in writing promptly and at least two business days prior to our termination of our intention to enter into such a superior proposal agreement, attaching the most current draft of the agreement (or a description of all of its material terms and conditions);

  -
  Penn National does not make, within two business days of receipt of our written notice, a written offer that our board of directors determines, in good faith, after consultation with our financial advisors, is at least as favorable to our stockholders as the superior proposal; and

  -
  prior to or concurrently with our termination, we pay to Penn National any amount we are required to pay by the provisions described below under "—Termination Fee";

  •
  there is a breach by Penn National or merger sub of any representation, warranty, covenant or agreement contained in the merger agreement that cannot be cured (or, if curable, the breaching party shall not be diligently attempting to cure such breach after written notice of such breach by us) and would cause certain closing conditions to be incapable of being satisfied by the termination date; or

  •
  the commitment letter for the merger financing expires or is terminated, or if prior to the end of any calendar quarter ending after June 30, 2005, upon our request(s), Penn National fails to deliver, within 30 days of the request, a duly signed certificate stating that the commitment letter is in full force and effect and that, after inquiry of its financing sources, Penn National does not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the merger financing. However, our right to terminate the merger agreement for these reasons shall only be available to us if within 10 days of receiving written notice of our intention to terminate, Penn National does not secure, either (i) an extension of the commitment letter for the merger financing (if the commitment letter expired or terminated); (ii) an amendment of the commitment letter that allows it to deliver the certificate referenced above; or (iii) a commitment letter or definitive agreement for alternative financing from reputable financing sources in an amount sufficient to consummate the merger. In addition, our right to terminate the merger agreement for failure by Penn National to deliver the certificate referenced above, will not be available to us if we have breached in any material respect any of our obligations, representations or warranties under the merger agreement in a manner that materially contributed to Penn National's inability to deliver the certificate referenced above.

        Termination by Penn National.    Penn National may also terminate the merger agreement at any time prior to the effective time if:

  •
  we enter into a definitive agreement for a superior proposal, we breach the provisions described above under "Argosy Board Recommendation" or our board of directors recommends to our stockholders an acquisition proposal or resolves to do so; or

  •
  there is a breach by us of any representation, warranty, covenant or agreement contained in the merger agreement that cannot be cured (or, if curable, we are not diligently attempting to cure such breach after written notice of such breach by Penn National) and would cause certain closing conditions to be incapable of being satisfied by the termination date.

Termination Fee

        We must pay Penn National a termination fee of $41,500,000 if:

  •
  we terminate the merger agreement and concurrently enter into a definitive agreement for a superior proposal as described in the first termination right under "—Termination—Termination by Argosy";

  •
  Penn National terminates the merger agreement because we have entered into a definitive agreement for a superior proposal as described in the first termination right under "—Termination—Termination by Penn National";

  •
  we breach the provisions described under "—Argosy Board Recommendation";

  •
  our board of directors recommends to our stockholders an acquisition proposal or resolves to do so; or

  •
  the merger agreement is terminated by either Penn National or by us because the merger is not completed by November 3, 2005 (or by an extension date thereof, if applicable), or because the approval of our stockholders at the special meeting is not obtained, and in each case:

  -
  the termination is following our receipt of an acquisition proposal that becomes publicly known (before the special meeting in the case of termination because our stockholders did not approve the merger); and

  -
  within seven months of such termination, we enter into or consummate an acquisition proposal pursuant to which our stockholders receive cash or securities with aggregate value in excess of $47 per share of common stock.

    For these purposes, references in the definition of "acquisition proposal" to 20% thresholds are replaced with references to 50% thresholds.

Amendment

        The merger agreement may be amended at any time in a writing signed by all parties before or after approval of the merger by our stockholders but, after such approval, no amendment may be made which will require the approval of our stockholders under any applicable law without such approval.

Extension and Waiver

        At any time prior to the effective time, each party to the merger agreement may extend the time for performance of any obligation or act of the other party, waive any inaccuracies in the representations and warranties of or waive compliance by, the other party with any of the agreements or conditions contained in the merger agreement.

MARKET PRICE OF OUR COMMON STOCK

        Our common stock is listed on the New York Stock Exchange under the trading symbol "AGY". The following table shows the high and low closing sale of our common stock as reported on the New York Stock Exchange for each quarterly period since the beginning of our fiscal year ended December 31, 2001:

	High	Low
2001
First Quarter	$26.77	$16.75
Second Quarter	$28.29	$23.55
Third Quarter	$29.76	$23.00
Fourth Quarter	$34.24	$25.60
2002
First Quarter	$38.01	$32.40
Second Quarter	$41.11	$25.50
Third Quarter	$29.43	$21.08
Fourth Quarter	$23.00	$17.00
2003
First Quarter	$19.98	$15.50
Second Quarter	$23.10	$18.01
Third Quarter	$25.32	$20.13
Fourth Quarter	$26.63	$22.92
2004
First Quarter	$36.12	$25.47
Second Quarter	$38.30	$33.82
Third Quarter	$39.20	$30.95
Fourth Quarter (through December 22, 2004)	$46.93	$38.97

        The closing sale price of our common stock on the New York Stock Exchange on November 2, 2004, one trading day prior to the announcement of the merger, was $40.38. On December 22, 2004, which is the latest practicable trading day before this proxy statement was printed, the closing price for our common stock on the New York Stock Exchange was $46.74.

        Since our initial public offering in February 1993, we have not declared any cash dividends or distributions on our common stock and we do not expect to pay cash dividends on our common stock at any time in the foreseeable future.

        As of December 16, 2004, there were 29,546,382 shares of our common stock outstanding held by approximately 429 holders of record.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the close of business on December 14, 2004, certain information with respect to the beneficial ownership of shares of our common stock beneficially owned by (i) each director of Argosy, (ii) the chief executive officer of Argosy and four most highly compensated executive officers of Argosy other than the chief executive, whom we collectively refer to as the named officers, (iii) all executive officers and directors as a group and (iv) each stockholder who is known to us to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, of more than 5% of our outstanding common stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. Unless otherwise indicated below, the address of the directors and officers listed below is 219 Piasa Street, Alton, IL 62002.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Directors and Named Officers:
William F. Cellini	1,340,122(a)(b)(c)	4.5%
Edward F. Brennan	12,667(c)	*
George L. Bristol	3,367(c)	*
F. Lance Callis	390,503(c)(d)	1.3%
Jimmy F. Gallagher	413,905(c)	1.4%
James B. Perry	1,667(c)	*
John B. Pratt, Sr.	157,667(c)	*
Michael W. Scott	6,167(c)	*
Richard J. Glasier	56,000(c)	*
Joy A. Berry	5,000(c)(e)	*
Virginia M. McDowell	41,364(c)	*
Arnold L. Block	2,710(c)	*
Brenda K. Bauer	9,116(c)	*
All directors and executive officers as a group (17 persons)	2,523,633(c)	8.5%
Principal Stockholders:
Kornitzer Capital Management, Inc. 540 West 61st Place Shawnee Mission, KS 66205	1,830,455(f)	6.2%
Ariel Capital Management, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,998,605(g)	6.8%
Barclay's Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	1,416,722(h)	4.8%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	2,122,225(i)	7.2%
John F. Brennan, Jr. Sirios Associates, L.L.C. Sirios Capital Management, L.P. Address not provided on Schedule 13G	1,500,000(j)	5.1%

*
Less than 1%.

(a)
Includes 281,945 shares held in trust for William F. Cellini, Jr., as beneficiary with an independent third party as sole trustee and 271,944 shares held in trust for William F. Cellini, Jr., as beneficiary, with William F. Cellini, Jr. and William F. Cellini, father of William F. Cellini, Jr., as co-trustees. Mr. Cellini disclaims beneficial ownership of the 281,945 shares held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(b)
Includes 281,945 shares held in trust for Claudia Marie Cellini, as beneficiary, with an independent third party as sole trustee and 271,944 shares held in trust for Claudia Marie Cellini, as beneficiary with Claudia Marie Cellini and William F. Cellini, father of William F. Cellini, Jr., as co-trustees. Mr. Cellini disclaims beneficial ownership of the 281,945 shares held in the Claudia Marie Cellini Trust by an independent third party as sole trustee.

(c)
Amounts shown include 4,667 shares for William Cellini, 3,167 shares for Edward F. Brennan, 3,167 shares for George L. Bristol, 4,667 shares for F. Lance Callis, 4,667 shares for Jimmy F. Gallagher, 4,667 shares for John B. Pratt, Sr., 1,667 shares for James B. Perry, 4,667 shares for Michael W. Scott, 45,000 shares for Richard J. Glasier, 0 shares for Joy A. Berry, 40,364 shares for Virginia M. McDowell, 2,710 shares for Arnold L. Block, 7,116 shares for Brenda K. Bauer and 210,714 for all directors and executive officers as a group represented by stock options exercisable within 60 days of December 14, 2004.

(d)
Includes 126,339 shares held by Mr. Callis's spouse. Mr. Callis disclaims beneficial ownership of such shares. On November 1, 2004, Lance Callis reported to the SEC on Form 4 certain dispositions and acquisitions of our common stock occurring at various times between September 2, 1999 and December 19, 2003. Such Form 4 indicates that during this period Mr. Callis contributed a number of the shares beneficially held by him to certain funds managed by Goldman Sachs. Also during this period, Mr. Callis acquired certain shares from his spouse, and like amounts of shares were in turn contributed to the Goldman Sachs funds.

(e)
As of July 23, 2004, Joy Berry is no longer an executive officer of Argosy.

(f)
Based on Schedule 13G dated February 12, 2004, filed with the SEC under the Exchange Act, which indicates that Kornitzer Capital Management, Inc. has shared voting power and sole dispositive power over 1,830,455 shares.

(g)
Based on Schedule 13G dated December 9, 2004, filed with the Securities and Exchange Commission under the Exchange Act, which indicates that Ariel Capital Management, LLC beneficially owns an aggregate of 1,998,605 shares and has sole voting power over 1,558,730 shares and sole dispositive power over 1,998,605 shares.

(h)
Based on Schedule 13G dated December 13, 2004, filed with the SEC under the Exchange Act, which indicates that Barclay's Global Investors, NA beneficially owns an aggregate of

    1,416,722 shares, with sole dispositive power over 1,416,722 shares and sole voting power over 1,318,021 shares.

  (i)
  Based on Schedule 13G dated February 9, 2004, filed with the SEC under the Exchange Act, which indicates that Franklin Resources Inc., or FRI, is a holding company whose subsidiaries advise various open or closed end investment companies or other managed accounts which grant investment and/or voting power to FRI and that FRI has sole voting power and sole dispositive power over 2,122,225 shares, except that Franklin Mutual Advisers, LLC, or FMA, a subsidiary of FRI has independent voting and dispositive power over certain securities separate for FRI and its other subsidiaries, but such filing does not indicate any other information for FMA.

  (j)
  Based on Schedule 13G dated May 14, 2004, filed with the Securities and Exchange Commission under the Exchange Act, which indicates that (1) Sirios Capital Partners, L.P. beneficially owns an aggregate of 56,900 shares, (2) Sirios Capital Partners II, L.P., beneficially owns an aggregate of 291,150 shares, (3) Sirios/QP Partners, L.P. beneficially owns an aggregate of 414,250 shares, (4) Sirios Overseas Fund, Ltd. beneficially owns an aggregate of 671,400 shares, (5) Sirios Overseas Fund II, Ltd. beneficially owns an aggregate of 66,300 shares, (6) Sirios Capital Management, L.P. beneficially owns an aggregate of 1,500,000 shares, (7) Sirios Associates, L.L.C. beneficially owns an aggregate of 1,500,000 shares, and (8) John F. Brennan, Jr. beneficially owns an aggregate of 1,500,000 shares. According to Schedule 13G dated May 14, 2004, John F. Brennan, Jr. is the sole Managing Member and directs the operations of Sirios Associates, L.L.C., which is the general partner of Sirios Capital Management, L.P. Sirios Capital Management, L.P. is the investment manager and has the power to direct the affairs of Sirios Capital Partners, L.P., Sirios Capital Partners II, L.P., Sirios/QP Partners, L.P., Sirios Overseas Fund, Ltd., and Sirios Overseas Fund II, Ltd. Such Schedule 13G indicates that, as a group, John F. Brennan, Jr. and the named Sirios entities have shared voting power and shared dispositive power over 1,500,000 shares.

DISSENTERS' RIGHTS OF APPRAISAL

        Under the Delaware General Corporation Law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Argosy common stock. Our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. We will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex C of this proxy statement.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against approval and adoption of the merger agreement and the merger. Voting against or failing to vote for approval and adoption of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of approval and adoption of the merger agreement and the merger. A vote in favor of the approval and adoption of the merger agreement and the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of our common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of our common stock.

        All demands for appraisal should be addressed to Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, Attention: Secretary and General Counsel, before the vote on the merger is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of our common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Argosy stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of our common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is served on the surviving corporation, the surviving corporation will then be obligated, within 20 days after such service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued, if any, as the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Argosy common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. No appraisal proceeding in the Chancery Court will be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be subject to such conditions as the Chancery Court deems just.

        In view of the complexity of Section 262, Argosy stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        If the merger is not completed by May 29, 2005, we plan to hold a 2005 annual meeting of stockholders. Stockholder proposals intended to be presented at the 2005 annual meeting of stockholders must be received in writing by us no later than January 1, 2005, and no sooner than December 2, 2004, for inclusion in our proxy statement and proxy card relating to the 2005 annual meeting. If the merger is completed by May 29, 2005, there will be no public stockholders of Argosy and no public participation in any future meetings of our stockholders.

HOUSEHOLDING INFORMATION

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If you were sent a single proxy statement in a household with multiple stockholders, Argosy will promptly deliver a separate copy of the proxy statement to you if you send a written request to us at 219 Piasa Street, Alton, IL 62002, Attention: Investor Relations. Stockholders who in the future wish to receive multiple copies can contact us at this same address. If you hold your shares through a broker that is utilizing "householding" and you want to receive separate copies of Argosy's annual report and proxy statement in the future, you should contact your broker.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker, or if such stockholder is a direct holder of shares of our common stock, such stockholder should contact us at 219 Piasa Street, Alton, IL 62002, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

        Argosy and Penn National each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

  Public Reference Room
  450 Fifth Street, N.W.
  Room 1024
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Argosy's and Penn National's public filings are also available to the public from document retrieval services and the Internet web site maintained by the SEC at www.sec.gov.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, and our Current Report on Form 8-K filed on November 5, 2004, each filed by us with the SEC (Commission File No. 001-11853), are incorporated by reference in this proxy statement. Our Form 10-K, Forms 10-Q, and Form 8-K are not presented in this proxy statement or delivered with it, but are available, without exhibits, unless the exhibits are specifically incorporated by reference in this proxy statement, to any person, including any beneficial owner, to whom this proxy statement is delivered, without charge, upon written or telephonic request directed to us at Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, telephone (618) 474-7500, Attention: Erin Williams.

        All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part of this proxy statement from the respective dates of filing of these documents. Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. Any references to Private Securities Litigation Reform Act in our publicly filed documents which are incorporated by reference in this proxy statement are specifically not incorporated by reference in this proxy statement.

        No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. We have supplied all information contained in this proxy statement relating to us and our affiliates. Penn National has supplied all information contained in this proxy statement relating to Penn National, merger sub and their affiliates.

ANNEX A

Agreement and Plan of Merger

dated as of

November 3, 2004

among

Argosy Gaming Company,

Penn National Gaming, Inc.

and

Thoroughbred Acquisition Corp.

Argosy and Penn National have agreed to certain amendments to the merger agreement. All of these amendments have been reflected in the text of this Annex A. The disclosure in the proxy statement also reflects these amendments.

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 3, 2004, is among ARGOSY GAMING COMPANY, a Delaware corporation (the "Company"), PENN NATIONAL GAMING, INC., a Pennsylvania corporation ("Parent"), and THOROUGHBRED ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub").

        WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, their respective stockholders.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease.

        Section 1.2    Effective Time.    Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on the Closing Date (as defined herein). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

        Section 1.3    Closing of the Merger.    The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which shall be no later than the later to occur of (i) the second business day (or such later date, which shall not in any event be more than five business days after such second business day, as may be required in order to comply with any notices required by the definitive documentation entered into in connection with the Financing (as defined herein)) after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (ii) the Extension Date (as defined herein), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036, or at such other time, date or place as agreed to in writing by the parties hereto.

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Certificate of Incorporation and Bylaws.    The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving

Corporation. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law (as defined herein).

        Section 1.6    Directors.    The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

        Section 1.7    Officers.    The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES

        Section 2.1    Conversion of Shares.

          (a)   At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)   At the Effective Time, each share of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (individually, a "Share" and collectively, the "Shares") (other than (i) Shares held by the Company, (ii) Shares held by Parent, Merger Sub or any other subsidiary of Parent and (iii) any Dissenting Shares (as defined herein)) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and be exchangeable for the right to receive $47, without interest, in cash (the "Merger Consideration"). At the Effective Time, the Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing such Share immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.4.

          (c)   At the Effective Time, each Share held by Parent, Merger Sub, any other subsidiary of Parent, or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

          (d)   Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to the provisions of Section 262 of the DGCL ("Section 262"), and who complies in all respects with Section 262 (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(b), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares under Section 262 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.1(b). The Company shall give Parent (i) prompt notice of any written demands to assert dissenters' rights that are received by the Company with respect to Shares and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to or settle any such demands.

        Section 2.2    Stock Options.    As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, any committee of the Company Board (as defined herein) administering the Company's Employee Stock Option Plan, as amended, or 1993 Director Stock Option Plan (collectively, the "Company Option Plans")) shall take such action as may be required to effect the following provisions of this Section 2.2. As of the Effective Time each option to purchase Shares pursuant to the Company Option Plans (each a "Company Stock Option") which is then outstanding and has not been exercised shall (whether or not fully vested), by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and exchangeable for the right to receive an amount equal to the Merger Consideration in cash, less an amount equal to (a) the exercise price for such Company Stock Option plus (b) any applicable tax withholding amounts. Notwithstanding the preceding sentence, any Company Stock Option with respect to which the applicable exercise price is greater than or equal to the Merger Consideration shall be fully exercisable prior to the Effective Time in accordance with the terms of the Company Option Plans, and any such Company Stock Option that is not exercised prior to the Effective Time shall be cancelled as of the Effective Time. The Surviving Corporation shall pay the cash consideration to be paid for the Company Stock Options, via check, as promptly as practicable but, in any event, within ten (10) business days after the Effective Time.

        Section 2.3    Exchange Fund.    Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "Exchange Agent"). Substantially concurrent with the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, the cash payable pursuant to Section 2.1(b) in exchange for outstanding Shares. The cash deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

        Section 2.4    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable upon the surrender of the Certificates. If payment is made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall (i) pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or (ii) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

        Section 2.5    No Further Ownership Rights in Company Common Stock.    All cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares.

        Section 2.6    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for one (1) year after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1(b) and Section 2.4. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five (5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property Law of any Governmental Entity (as defined herein)) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

        Section 2.7    No Liability.    None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        Section 2.8    Investment of the Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

        Section 2.9    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in the form reasonably required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby.

        Section 2.10    Withholding Rights.    Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax (as defined herein) Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent, as the case may be, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be.

        Section 2.11    Stock Transfer Books.    The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (a) the Company SEC Reports filed prior to the date hereof or (b) the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

        Section 3.1    Organization and Qualification; Subsidiaries.

          (a)   The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by the Company to be conducted.

          (b)   Section 3.1(b) of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. The Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

          (c)   Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Company has heretofore made available or delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws (or other similar governing instruments), as currently in effect, of the Company and each of its material subsidiaries.

        Section 3.2    Capitalization of the Company and Its Subsidiaries.

          (a)   The authorized capital stock of the Company consists of: (i) 120,000,000 shares of Company Common Stock, of which 29,491,749 shares were issued and outstanding and no shares of which were held in the Company's treasury, each as of the close of business on October 29, 2004; (ii) 85 shares of redeemable common stock, par value $.01 per share ("Redeemable Common Stock"), of which no shares are issued and outstanding; and (iii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which no shares are issued and outstanding. All of the issued and outstanding Shares have been validly issued and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of November 1, 2004, 1,339,549 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans. Since June 30, 2004, (a) no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, (b) no Company Stock Options have been granted and (c) there has been no declaration or payment of any dividend or other distribution and no repurchase of shares of capital stock of the Company. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party relating to the voting of any shares of capital stock of the Company. Section 3.2(a) of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted of Company Stock Options for each holder thereof.

          (b)   All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined herein), other than Permitted Exceptions, or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means any mortgage, lien, claim, pledge, charge, limitation on the Company's or any subsidiary of the Company's voting rights, security interest or other adverse encumbrance of any kind or nature whatsoever. There are no outstanding contractual obligations of the Company or any of the Company's subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Company that is not wholly owned by the Company or to or in any other person.

        Section 3.3    Authority Relative to This Agreement; Consents and Approvals.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as defined herein)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by Parent and Merger Sub, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting creditors' rights generally and general principles of equity.

          (b)   The Board of Directors of the Company (the "Company Board") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger, and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that are entitled to be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "Company Requisite Vote") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

        Section 3.4    SEC Reports; Financial Statements.    The Company has filed all required forms, statements, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 2003 (each, a "Company SEC Report," collectively, the "Company SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), or both, as the case may be, each as in effect on the dates such Company SEC Reports were filed. Except as and to the extent amended, modified, restated or revised in any subsequent Company SEC Report filed prior to the date of this Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, including all related notes and schedules, contained in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (on a consolidated basis, if applicable) (i) the financial position of the Company as of the dates thereof, and (ii) its results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since December 31, 2003 (the "Audit Date"), there has not been any material change, or any application or request for any material change, by the Company in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

        Section 3.5    No Undisclosed Liabilities.    Except as and to the extent publicly disclosed by the Company in the Company SEC Reports (including the Company Financial Statements) filed prior to the date of this Agreement or as incurred in the ordinary course of business since the Audit Date, none of the Company or any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, whether or not required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company or any of its subsidiaries (in each case including the notes thereto), which have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, there are no related-party transactions or off-balance sheet structures or transactions with respect to the Company or any of its subsidiaries that would be required to be reported or set forth therein pursuant to the Exchange Act or the rules promulgated by the SEC thereunder.

        Section 3.6    Absence of Changes.    Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement, since the Audit Date, the business of the Company and each of its subsidiaries has been carried on only in the ordinary course consistent with past practice, and none of the Company or any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries which do or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.7    Consents and Approvals; No Violations.

          (a)   Except for such filings, permits, authorizations, consents and approvals as may be required by or under, and other applicable requirements of, the Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the New York Stock Exchange (the "NYSE"), any Gaming Authority, in connection with any liquor licenses held by the Company or any of its subsidiaries, such filings, permits, authorizations, consents and approvals relating or applicable to Parent or any of its subsidiaries and not the Company or any of its subsidiaries, the filing and recordation of the Certificate of Merger as required by the DGCL or as otherwise set forth in Sections 3.7(a) or (b) of the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, legislative, governmental or regulatory body, agency or authority, including any Gaming Authority (a "Governmental Entity"), is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not and would not reasonably be expected to, individually or in the aggregate, (i) materially impair, materially delay or prevent the performance of this Agreement or the Merger or (ii) materially impair the ability of the Surviving Corporation and its subsidiaries to conduct their respective businesses in a substantially similar manner as conducted by the Company and the Company's subsidiaries prior to the Effective Time.

          (b)   Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (other than Permitted Exceptions)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (collectively, "Contracts") to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) assuming compliance with the matters referred to in Section 3.7(a), violate any Law (including any Gaming Law) applicable to the Company or any of its subsidiaries or any of their respective properties or assets or any Company Permit (as defined herein), except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.8    Property.

          (a)   Section 3.8(a) of the Company Disclosure Schedule sets forth all of the material real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it, free and clear of all Liens, other than Permitted Exceptions.

          (b)   Section 3.8(b) of the Company Disclosure Schedule sets forth all material leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Except as would not be reasonably expected to have a Company Material Adverse Effect, each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiary that is a party thereto, as the case may be, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles) and is in full force and effect. Except as would not be reasonably expected to have a Company Material Adverse Effect, all rents and other sums and charges payable by the Company and its subsidiaries as tenants under the Real Property Leases are materially current and no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of material real property leased by it, free and clear of all Liens, other than Permitted Exceptions.

          (c)   No party to any Real Property Lease has refused to grant a material consent thereunder within the twelve (12) months prior to the date of this Agreement. No party to any Real Property Lease has given written notice to the Company or any of its subsidiaries of, or made a claim against the Company or any of its subsidiaries with respect to, any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Company and each of its subsidiaries have good and valid title to each riverboat gaming property owned by it, free and clear of all Liens, other than Permitted Exceptions. This paragraph (d) does not relate to real property or interests in real property, such items being the subject of paragraphs (a), (b) and (c) of this Section 3.8.

        Section 3.9    Litigation.    Except as disclosed in any of the Company SEC Reports filed after January 1, 2004 but prior to the date of this Agreement, there is no claim, action, proceeding or, to the Company's knowledge, investigation (collectively, "Claim") pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets, including by or before any Governmental Entity, which (a) does or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in any of the Company SEC Reports filed after January 1, 2004 but prior to the date of this Agreement, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.10    Compliance with Applicable Law.    The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its subsidiaries and each of their respective "key persons" (as defined under applicable Gaming Law) are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, compact with any tribe, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity including any Gaming Law ("Law") applicable to the Company or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which do not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.11    Employee Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), all material employment, severance, individual consulting, individual compensation or similar agreements, and all material bonus, profit sharing or other incentive compensation, executive compensation, stock option or other stock-related rights, deferred compensation, stock purchase, vacation pay, salary continuation, hospitalization, medical or other health benefits, life insurance or other insurance coverage, workers' compensation, supplemental unemployment benefits, retirement benefit, retiree welfare benefit coverage, scholarship or other educational assistance, or similar agreements (in each case, whether written or unwritten) for which the Company or any ERISA Affiliate has any obligation or liability (contingent or otherwise) with respect to any current or former employee or current or former director of the Company or any of its subsidiaries (each an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" means any person that, together with the Company, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner. None of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans"), and neither the Company nor any ERISA Affiliate contributes to or has any liability under any Multiemployer Plan.

          (b)   True, correct and complete copies of the following documents, to the extent such documents are applicable with respect to each of the Employee Benefit Plans (other than a Multiemployer Plan) have been made available or delivered to Parent by the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the most recent financial statements and actuarial valuations prepared for such Employee Benefit Plans, if applicable; and (v) the most recent summary plan descriptions.

          (c)   To the knowledge of the Company, except as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect: (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension); (ii) the Company and its ERISA Affiliates have timely performed in all material respects all obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the Company's knowledge, threatened with respect to any Employee Benefit Plan; and (v) the Company and its ERISA Affiliates have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

          (d)   None of the Employee Benefit Plans is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has any liability under Title IV of ERISA. Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five (5) years described in Section 4069 of ERISA.

          (e)   To the knowledge of the Company, each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Employee Benefit Plan or the exemption of such trust in each case, in a manner that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f)    Except as required by other applicable Law, none of the Employee Benefit Plans provides for continuing retiree health, retiree medical or retiree life insurance coverage for any participant or any beneficiary of a participant.

          (g)   No stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan. There are no outstanding restricted shares issued by the Company.

          (h)   Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event: (i) result in any bonus, retirement, severance or other payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such material benefits; or (iv) result in any job security or similar benefit or increased such benefit.

          (i)    Other than de minimis amounts, there would be no amounts payable under any contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its ERISA Affiliates that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

          (j)    The Company and its ERISA Affiliates do not maintain, sponsor or have any liability (contingent or otherwise) with respect to any Employee Benefit Plan outside the United States.

        Section 3.12    Labor Matters.

          (a)   Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all labor or collective bargaining agreements to which the Company or any subsidiary is party, and except as set forth therein, there are no other labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has made available or delivered to Parent true and complete copies of the labor or collective bargaining agreements listed in Section 3.12 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

          (b)   To the Company's knowledge as of the date hereof, (i) no employees of the Company or any of its subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (iv) there are no organizing activities involving the Company or any of its subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

          (c)   There are no unfair labor practice charges alleging any violation of Section 8 of the National Labor Relations Act, as amended, 29 U.S.C. Section 158, pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (d)   There are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries other than any such complaints, charges or claims which are not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e)   The Company and each of its subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes other than any non-compliance which does not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.13    Environmental Matters.

          (a)   For purposes of this Section 3.13, "Environmental Law" means any applicable federal, state, local or foreign Law (including common Law), statute, code, rule, regulation, ordinance, or other legal requirement relating to the protection of occupational health or safety or the environment, including natural resources and the protection thereof. For purposes of this Section 3.13, "Hazardous Materials" means any chemicals, materials, substances or wastes in any amount or concentration which are defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances" or "contaminants" or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, or polychlorinated biphenyls. For purposes of this Section 3.13, "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

          (b)   (i) The Company and its subsidiaries have obtained and will, as of the Closing, possess all permits, authorizations, consents and approvals required by Environmental Laws for the continued operation of their respective businesses (collectively, "Environmental Permits"), except where the failure to obtain or possess such Environmental Permits would not reasonably be expected to have a Company Material Adverse Effect; (ii) the operations of the Company and its subsidiaries have been and are in compliance with all Environmental Laws and Environmental Permits, except for noncompliance that would not reasonably be expected to have a Company Material Adverse Effect; (iii) there are no Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging the violation of or non-compliance with Environmental Laws, except for Claims which if adversely decided would not reasonably be expected to have a Company Material Adverse Effect; (iv) no Releases of Hazardous Materials have occurred at, from, in, to, on, or under any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries at levels that would reasonably be expected to have a Company Material Adverse Effect; (v) except as would not reasonably be expected to result in a Company Material Adverse Effect, there are no underground storage tanks, active or abandoned or operated or leased by the Company or any of its subsidiaries; (vi) there are no polychlorinated biphenyl-containing equipment or fixtures (excluding lighting fixtures) owned by the Company or any of its subsidiaries, or friable asbestos-containing material at any property currently owned, the presence of which would reasonably be expected to have a Company Material Adverse Effect; (vii) neither the Company nor any of its subsidiaries has transported or arranged for the treatment, storage, handling or disposal of any Hazardous Material to any off-site location that has or could result in a Claim under or relating to any Environmental Law against the Company or any of its subsidiaries, except for Claims which, if adversely decided, would not reasonably be expected to have a Company Material Adverse Effect; and (viii) no facts, circumstances or conditions exist, including without limitation the presence of Hazardous Materials at, in, on or migrating to or from any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries, that would reasonably be expected to result in the Company or its subsidiaries incurring liability under Environmental Laws, which liability would reasonably be expected to have a Company Material Adverse Effect.

          (c)   With only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has provided or otherwise made available to Parent copies of all environmental assessments, audits, investigations, analyses, and other such environmental reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by the Company or its subsidiaries ("Environmental Reports") that are in the possession, custody or control of the Company or its subsidiaries or, to the knowledge of the Company, their respective agents or their representatives.

        Section 3.14    Tax Matters.

          (a)   The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has been a member, have timely filed all federal income Tax Returns (as defined herein) and all other Tax Returns required to be filed by them, after giving effect to all extensions permitted by applicable Law. All such Tax Returns are complete and correct in all material respects. The Company and each of its subsidiaries have paid (or the Company has paid on its subsidiaries' behalf) all material Taxes shown as due on such Tax Returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, other than for any Taxes the amount or validity of which are being contested or disputed in good faith. There are no Liens for Taxes (other than Taxes not yet due and payable and Permitted Exceptions) upon any of the assets of the Company or any of its subsidiaries. For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, gaming, wagering, admission, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real property and other property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign). "Tax Returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

          (b)   There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative or other proceedings relating to Taxes or any Tax Returns of the Company or any of its subsidiaries now pending. To the knowledge of the Company (which, for purposes of this Section 3.14, shall include the actual knowledge of the Company's tax manager), no material deficiencies or claims for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination or otherwise. Neither the Company nor any of its subsidiaries has received a formal and written opinion of Tax counsel or nationally recognized accounting firm with respect to any matter for which the amount of Taxes in question exceeds $250,000 for any taxable period with respect to which the applicable statute of limitations has not yet expired (taking into account any applicable extensions).

          (c)   None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (d)   Since January 1, 2001, neither the Company nor any of its subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

        Section 3.15    Material Contracts.

          (a)   The Company has heretofore made available to Parent true, correct and complete copies of all written Contracts (and all material amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are either filed (including through incorporation by reference) as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 of the Company, or otherwise that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, all: (i) material employment, severance, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) material contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company or any of its subsidiaries (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 2001; (v) material contracts or agreements with any Governmental Entity; (vi) material loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (vii) agreements that purport to materially limit, curtail or restrict the ability of the Company or any of its subsidiaries to engage or compete in any geographic area or line of business; (viii) contracts or agreements with a duration of one year or more which require payments by the Company and its subsidiaries in excess of $1 million annually; (ix) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; and (x) commitments and agreements to enter into any of the foregoing (collectively, the "Material Contracts").

          (b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles). There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party, in any such case in which such default or event does or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.16    Intellectual Property.

          (a)   For purposes of this Agreement, "Intellectual Property" means all (i) trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, and service marks, including all goodwill associated with all of the foregoing, and all applications, registrations and renewals in connection with all of the foregoing, in any jurisdiction; (ii) inventions (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) trade secrets, know-how, confidential information, and other proprietary rights and information; (iv) copyrights and works of authorship, whether copyrightable or not, and all applications, registrations and renewals in connection therewith, in any jurisdiction; (v) mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) Internet domain names; (vii) databases; and (viii) other similar intellectual property.

          (b)   The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens (other than Permitted Exceptions)) all material Intellectual Property used in connection with the business of the Company and its subsidiaries as currently conducted other than as would not be reasonably expected to have, individually or on the aggregate, a Company Material Adverse Effect.

          (c)   To the Company's knowledge, the use by the Company of any Intellectual Property owned by the Company and its subsidiaries does not infringe upon or otherwise violate the rights of any person other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The use by the Company of any Intellectual Property owned by any other person is in accordance with any applicable license granted by such person (or any person authorized by such person) pursuant to which the Company or any of its subsidiaries acquired the right to use such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e)   To the Company's knowledge, no person is challenging, infringing upon or otherwise violating any right of the Company or any of its subsidiaries with respect to, and neither the Company nor any of its subsidiaries has made any material claim of a violation or infringement by others of, any Intellectual Property owned by and/or licensed to the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f)    Neither the Company nor any of its subsidiaries has received any written notice of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (g)   To the Company's knowledge, no Intellectual Property owned by and/or licensed to the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.17    Opinion of Financial Advisor.    Morgan Stanley & Co. Incorporated (the "Company Financial Advisor") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view.

        Section 3.18    Brokers.    No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

        Section 3.19    Takeover Statutes.    The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "Takeover Statutes"), including, without limitation, Section 203 of the DGCL, or any antitakeover provision in the Company's certificate of incorporation and bylaws.

        Section 3.20    Noncompetition Agreements.    To the knowledge of the Company, none of the Company's officers or key employees is a party to any agreement that restricts such officer or key employee from acting as an officer or employee of an entity engaged in any business engaged in by the Company or any of its subsidiaries, except for those restrictions which do not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in (a) the Parent SEC Reports filed prior to the date hereof or (b) the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby represent and warrant to the Company as follows:

        Section 4.1    Organization.

          (a)   Parent and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted or proposed by Parent to be conducted.

          (b)   Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.2    Authority Relative to This Agreement.

          (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting creditors' rights generally and general principles of equity.

          (b)   The Boards of Directors of Parent (the "Parent Board") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby.

        Section 4.3    Consents and Approvals; No Violations.    Except for such filings, permits, authorizations, consents and approvals as may be required by or under, and other applicable requirements of, the Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the Nasdaq Stock Market, Inc. ("Nasdaq"), any Gaming Authority, such filings, permits, authorization, consents and approvals relating or applicable to the Company or any of its subsidiaries and not Parent or any of its subsidiaries, the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not and would not reasonably be expected to, individually or in the aggregate, materially impair, materially delay or prevent the performance of this Agreement or the Merger. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (other than Permitted Exceptions)) under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law (including any Gaming Law) applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.4    SEC Reports; Financial Statements.    Parent and each of its subsidiaries that files forms, reports and documents with the SEC have filed all required forms, statements, reports and documents with the SEC since the later of January 1, 2003 or the date on which any such filing obligation arose (each, a "Parent SEC Report" and collectively, the "Parent SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Act, the Exchange Act, or both, as the case may be, each as in effect on the dates such Parent SEC Reports were filed. Except as and to the extent amended, modified, restated or revised in any subsequent Parent SEC Report filed prior to the date of this Agreement, none of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent and its subsidiaries, including all related notes and schedules, contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (on a consolidated basis, if applicable) (i) the financial position of Parent or its subsidiary providing the financial statements, as applicable, as of the dates thereof, and (ii) its results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since the Audit Date, there has not been any material change, or any application or request for any material change, by Parent or any of its subsidiaries, in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

        Section 4.5    Litigation.    Except as disclosed in any of the Parent SEC Reports filed after January 1, 2004 but prior to the date of this Agreement, there is no Claim pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries or any of their respective properties or assets, including by or before any Governmental Entity, which (a) does or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

        Section 4.6    Compliance with Applicable Law.    Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its subsidiaries and each of their respective "key persons" (as defined under applicable Gaming Law) are in compliance with the terms of the Parent Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The businesses of Parent and its subsidiaries are not being conducted in violation of any Law applicable to Parent or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.7    Brokers.    No broker, finder or investment banker (other than Bear, Stearns & Co. Inc. and Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other advisory fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub or any of their affiliates.

        Section 4.8    Financing.    Parent has obtained a written commitment (the "Commitment Letter") from Deutsche Bank Trust Company Americas, Deutsche Bank Securities, Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Lehman Commercial Paper Inc. (collectively, the "Financing Sources") to provide financing in connection with the Merger and the other transactions contemplated by this Agreement, a true and correct copy of which has been provided by Parent to the Company. As of the date of this Agreement, the Commitment Letter has not been amended and is in full force and effect. As of the date of this Agreement and other than as may be deemed to exist as a result of Parent's rights set forth in Section 6.17(b), Parent does not know of any facts that would reasonably be expected to, individually or in the aggregate, materially impair, materially delay or prevent the consummation of the financing contemplated by the Commitment Letter or that would cause the funds to be provided by the Financing Sources under the Commitment Letter to be insufficient to fund Parent's and Merger Sub's obligations under this Agreement or as otherwise required or contemplated by or under the Commitment Letter.

ARTICLE V

COVENANTS RELATED TO CONDUCT OF BUSINESS

        Section 5.1    Conduct of Business of the Company.    Except as contemplated by this Agreement or Section 5.1 of the Company Disclosure Schedule, or to the extent prohibited or required by any Gaming Authority or to the extent a prior approval of a Gaming Authority is required to agree to the undertaking, during the period from the date hereof to the Effective Time, the Company will use reasonable best efforts and will cause each of its subsidiaries to use reasonable best efforts to conduct its business in the ordinary course of business consistent with past practice (including with respect to its capital maintenance programs) and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact the current business organizations of the Company and each of its subsidiaries, keep available the service of the current officers and employees of the Company and each of its subsidiaries and preserve the Company's and its subsidiaries' relationships with customers, suppliers and all others having business dealings with the Company or any of its subsidiaries. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, and the Company will not permit any of its subsidiaries to, without the prior written consent of Parent which consent shall not be unreasonably withheld or delayed:

          (a)   adopt any amendment to the certificate of incorporation or bylaws (or other similar governing instruments) of the Company or any of its subsidiaries;

          (b)   authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options;

          (c)   (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

          (d)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

          (e)   alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its material subsidiaries (other than through the Merger);

          (f)    (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit, any such actions taken in the ordinary course of business consistent with past practice, and the incurrence or increase in obligations among the

  Company and its direct or indirect wholly owned subsidiaries; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the direct or indirect wholly owned subsidiaries of the Company, or customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) other than in the ordinary course of business, mortgage or pledge any of its or any of its subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, other than Permitted Exceptions, and except for the incurrence or increase in obligations among the Company and its direct or indirect wholly owned subsidiaries;

          (g)   except (i) as may be required by Law, (ii) as contemplated by this Agreement, (iii) for changes in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense of the Company, (iv) as required under existing agreements, or (v) for the stay bonuses set forth in Section 5.1(g) of the Company Disclosure Schedule, enter into, adopt or amend or terminate any Employee Benefit Plan or any other bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

          (h)   acquire, sell, lease, license, transfer, pledge, encumber or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of the Company's subsidiaries, outside the ordinary course of business consistent with past practice or any assets, including capital stock of the Company's subsidiaries, which in the aggregate are material to the Company and its subsidiaries taken as a whole;

          (i)    except as may be required as a result of a change in Law or in GAAP, change in any material adverse respect any accounting principles, policies or practices of the Company or any of its subsidiaries;

          (j)    other than acquisitions having an aggregate purchase price of not more than $15 million and which do not require approval of a Gaming Authority, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

          (k)   other than in the ordinary course of business and consistent with past practice, make or revoke or otherwise modify any Tax election (including any election pertaining to net operating losses) or settle or compromise any Tax liability, in each case material to the Company and its subsidiaries taken as a whole, or change or make a request to any taxing authority to change in any adverse manner any material aspect of its method of accounting for Tax purposes;

          (l)    pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (m)  terminate prior to its scheduled termination, cancel or request any material change in, or agree to any material change in, any Material Contract, or enter into any Contract that would be a Material Contract if entered into as of the date hereof, in either case other than in the ordinary course of business consistent with past practice; or make or agree to make any capital expenditure, other than capital expenditures that are made in the ordinary course of business consistent with past practice and that are made substantially in accordance with the levels (in dollars), categories and timing for capital expenditures contained in the 2004 capital expenditure budgets provided to Parent and, with respect to capital expenditures made in 2005, such capital expenditures will be consistent with the Company's past practices and operating strategy and will in no event exceed the amounts set forth in Schedule 5.1(m);

          (n)   except as otherwise required by Law, enter into or modify in any material respect any collective bargaining agreement;

          (o)   enter into any new agreement or arrangement or amend any existing agreement or arrangement with any Affiliate of the Company that would be required to be disclosed pursuant to the Exchange Act or the rules promulgated by the SEC thereunder; or

          (p)   take, propose to take or agree in writing or otherwise to take or authorize to take any of the actions described in Sections 5.1(a) through 5.1(o).

        Section 5.2    Access to Information.

          (a)   Between the date hereof and the Effective Time, the Company (i) will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors, accountants, auditors, financing sources and representatives of financing sources) reasonable access upon reasonable notice during normal business hours or other mutually agreeable times to all employees, accountants, auditors, casinos, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, (ii) will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and (iii) will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub promptly with such financial and operating data and other information with respect to the business, properties, personnel (including with respect to labor relations and union organizing activities) or other aspects of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, including in the case of (i), (ii) and (iii), promptly providing such access, inspections and financial operating data and other information (including projections) reasonably requested by Parent in connection with its efforts to consummate the Financing, provided that no investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify any of the representations or warranties made in this Agreement, and provided further that the Company and its subsidiaries may withhold (A) as and to the extent necessary to avoid contravention or waiver, any document or information the disclosure of which would violate any Contract or any applicable Law or would result in the waiver of any legal privilege or work-product privilege or (B) with notice to counsel to Parent, such portions of documents or information that its outside counsel advises should not be disclosed in order to ensure compliance with any Gaming Law or Antitrust Law (as defined herein).

          (b)   Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (i) within the earlier to occur of ten (10) business days after the delivery thereof to management or twenty-nine (29) days after the end of the month for which such internal monthly financial statements and data pertain, such internal monthly financial statements and data as are regularly prepared by the Company for distribution to the Company's executive management, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of the Company.

          (c)   The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under that certain Confidentiality Agreement entered into between the Company and Parent dated October 4, 2004 (the "Confidentiality Agreement") in connection with the information furnished pursuant to this Agreement; provided that from and after the receipt of the Company Requisite Vote, the Company waives the provisions of the Standstill (as defined in the Confidentiality Agreement) to the extent necessary to permit Parent or any subsidiary of Parent to make purchases (in the open market, by tender offer or otherwise) of outstanding debt securities of the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.1    Stockholder Meeting.    Subject to Section 6.6, the Company shall take all lawful action to (a) cause its annual meeting of stockholders or a special meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (b) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. Subject to Section 6.6, the Company Board shall recommend approval and adoption by the Company's stockholders of this Agreement.

        Section 6.2    Preparation of the Proxy Statement.    The Company will, as expeditiously as practicable after the execution of this Agreement, but in no event later than fifteen (15) calendar days from the date hereof in connection with its initial filing, prepare and file with the SEC the proxy statement and any amendments or supplements thereto relating to the Company Stockholder Meeting to be held in connection with the Merger (the "Proxy Statement"). Parent and Merger Sub shall cooperate with the Company in the preparation and filing of the Proxy Statement. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement prior to filing. The Company shall use its best efforts to have the Proxy Statement cleared by the SEC as promptly thereafter as practicable. The Company shall, as expeditiously as practicable after the receipt thereof, provide to Parent copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the staff of the SEC and (subject to its obligation in the next sentence) to respond to such comments as expeditiously as practicable. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. The Company will use its best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

        Section 6.3    Company Information Supplied.    The Company covenants that the Proxy Statement will not, at the date mailed to stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers or directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 6.4    Parent and Merger Sub Information Supplied.    Each of Parent and Merger Sub covenants that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the date mailed to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers or directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly so advise the Company of such event in sufficient detail to allow the Company to prepare and file any such amendment or supplement.

        Section 6.5    Efforts; Cooperation.

          (a)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby (including the Financing), including, without limitation, to (i) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including the Financing), and (ii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby (including the Financing) required under (A) the Act, the Exchange Act, any other applicable federal or state securities or blue sky Laws, (B) the HSR Act, (C) the DGCL, (D) any other applicable Law, (E) any Gaming Laws applicable to such party and (F) the rules and regulations of the NYSE and/or Nasdaq. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and, except as required by Law, none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all other actions consistent with this Section 6.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (b)   Without limiting the generality of Section 6.5(a), each of Parent and the Company shall (i) cooperate in all material respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other party promptly informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (c)   Without limiting the generality of Section 6.5(a), each of Parent and the Company shall use its reasonable best efforts to, as promptly and expeditiously as practicable, (i) file all required applications for Parent and all "key persons" (as defined under applicable Gaming Laws) to obtain the necessary approvals from all applicable Gaming Authorities in order to consummate the transactions contemplated hereby (including the Financing); and (ii) request an accelerated review from such Gaming Authorities in connection with such filings.

          (d)   In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a), (b) and (c), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law or Gaming Law or by any Gaming Authority. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, Gaming Law or the rules and regulations of any Gaming Authority, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to, as promptly as practicable, contest and resist any such action or proceeding, to limit the scope or effect of any proposed action of, or remedy sought to be obtained or imposed by, any Gaming Authority, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.5 shall (i) limit a party's right to terminate this Agreement pursuant to Article VIII so long as such party has up to then complied in all material respects with its obligations under this Section 6.5, or (ii) require Parent to (A) dispose of or hold separate any part of its or the Company's businesses or operations (or a combination of Parent's and the Company's businesses or operations), (B) agree not to compete in any geographic area or line of business or (C) remove or replace any "key person" (as defined under applicable Gaming Laws), except that Parent shall be required in furtherance of its obligations to take, or commit to take, the actions referred to in this clause (ii) and any other actions to the extent that doing so would not have, or be reasonably likely to have, a Parent Material Adverse Effect. For the avoidance of doubt, the parties acknowledge and agree that any trust arrangement that may be required by a Gaming Authority as a result of the potential holding of multiple licenses by Parent, the Surviving Corporation or their respective subsidiaries following the Effective Time shall not in and of itself be deemed to constitute a Parent Material Adverse Effect. The Company will cooperate in taking any action required to be taken by any Governmental Entity in connection with the transactions contemplated hereby that is within its control and that Parent reasonably requests the Company to take so long as the effectiveness of such action is conditioned on the consummation of the Merger; provided that the Company shall not be required to take any actions that, individually or in the aggregate, would in the reasonable judgment of the Company result in a negative impact on the business of the Company or any of its subsidiaries if the Merger is not consummated.

          (e)   Without limiting the generality of Section 6.5(a), the Company shall not enter into any material consensual restriction (including any consensual encumbrance on any of its assets) that would be violated by the financing contemplated by the Commitment Letter (the "Financing") or that would prohibit the Company or its subsidiaries from entering into the guarantees or granting the Liens on their respective assets contemplated thereby (other than any restrictions or encumbrances relating to the Existing Target Facilities (as defined in the Commitment Letter) or the Existing Target Notes (as defined in the Commitment Letter) or any other indebtedness of the Company or any of its subsidiaries to be repaid in conjunction with the Transaction (as defined in the Commitment Letter) as contemplated by the Commitment Letter), and the Company shall use its reasonable best efforts to cooperate with Parent in its efforts to consummate the Financing. Such reasonable best efforts shall include, to the extent reasonably requested by Parent, (i) providing direct contact between prospective lenders and the officers and directors of the Company and its subsidiaries, (ii) providing assistance in preparation of confidential information memoranda, preliminary offering memoranda and other materials to be used in connection with obtaining the Financing, (iii) providing assistance in obtaining any consents of third parties necessary in connection with the Financing, (iv) providing assistance in extinguishing existing indebtedness of the Company and its subsidiaries and releasing liens securing such indebtedness, in each case to take effect at the Effective Time, (v) cooperation with respect to matters relating to pledges of collateral to take effect at the Effective Time in connection with the Financing, (vi) using its reasonable best efforts to assist Parent in obtaining legal opinions to be delivered by counsel to Parent in connection with the Financing, (vii) using its reasonable best efforts to provide the financial information necessary for the satisfaction of the obligations and conditions set forth in the Commitment Letter within the time periods required thereby and (viii) using its reasonable best efforts to notify Parent of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement which is qualified as to materiality to be untrue or inaccurate, or any representation or warranty not so qualified to be untrue or inaccurate in any material respect, at or prior to the Effective Time. All out-of-pocket expenses incurred by the Company or any of its subsidiaries in connection with their respective obligations pursuant to this Section 6.5(e) shall be borne (or reimbursed promptly following demand therefor) by Parent. Parent and Merger Sub acknowledge and agree that no representation, warranty, covenant or agreement of the Company contained in this Agreement shall be inaccurate or breached or deemed inaccurate or breached, and no condition shall be deemed not satisfied, as a result (in whole or in part) of any action taken or not taken by the Company or any of its subsidiaries pursuant to this Section 6.5(e).

          (f)    The parties acknowledge and agree that Section 6.5(e) shall not (i) require the Company or any of its subsidiaries to enter into a loan agreement, note purchase agreement, registration rights agreement, indenture or any other Contract, (ii) require the Company, any of its subsidiaries or any of their respective officers or directors to commence or take any other action with respect to any tender offer for, or any consent solicitation with respect to, any debt securities of the Company (other than ministerial actions, including facilitating access to the trustee with respect to, or providing a list of the holders of, any such debt securities), (iii) require the Company or any of its subsidiaries to file with the SEC, or require any officer or director of the Company or any of its subsidiaries to execute, any registration statement or other form, report or document prior to the Effective Time, (iv) require counsel to the Company to deliver any legal opinion in connection with the Financing (it being understood that this Section 6.5(f)(iii) shall not prohibit Parent from retaining such counsel to act on its behalf in connection with the Financing), (v) require the Company or any of its subsidiaries, or any officer, director, employee, counsel or adviser thereof, to make any representation or warranty, incur any liability or provide for any indemnification or expense reimbursement in connection with the Financing prior to the Effective Time, (vi) require the Company or any of its subsidiaries to take any action that, individually or in the aggregate would, or would reasonably be expected to, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract to which the Company or any of its subsidiaries is party or by which any of them or any of their respective properties or assets is bound, (vii) require the Company or any of its subsidiaries to take any action that, in the reasonable judgment of the Company, is not commercially reasonable or necessary to consummate the Financing, (viii) require the Company or any of its subsidiaries to take any actions that, individually or in the aggregate, would in the reasonable judgment of the Company result in a negative impact on the business of the Company or any of its subsidiaries if the Merger is not consummated or (ix) in any manner limit or restrict the ability of the Company and its subsidiaries to conduct their respective businesses in the ordinary course of business consistent with past practice.

        Section 6.6    Acquisition Proposals.

          (a)   From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.6, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly: (i) initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to, a proposal or offer for (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, involving the Company or any of its subsidiaries whose assets represent twenty (20%) percent or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, (y) any sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets representing twenty percent (20%) or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, or (z) any sale of shares of capital stock representing, individually or in the aggregate, twenty percent (20%) or more of the voting power of the Company other than to the Company or any subsidiary of the Company, including, without limitation, by way of a tender offer or exchange offer by any person (other than the Company or a subsidiary of the Company) for shares of capital stock representing twenty percent (20%) or more of the voting power of the Company (any of the foregoing inquiries, offers or proposals being (other than the Merger and the other transactions contemplated herein) referred to in this Agreement as an "Acquisition Proposal"); (ii) participate in any discussions or negotiations concerning, or provide to any person any information or data relating to the Company or any subsidiary of the Company for the purposes of making, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal; or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that, subject to the Company's compliance with this Section 6.6, nothing contained in this Section 6.6 or elsewhere in this Agreement shall prevent the Company or the Company Board from, prior to receipt of the Company Requisite Vote, (A) entering into a definitive agreement providing for the implementation of a Superior Proposal if the Company or the Company Board is concurrently terminating this Agreement pursuant to Section 8.3(a), (B) furnishing non-public information to, entering into customary confidentiality agreements with, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to the Company or its stockholders, if the Company Board determines in its good faith reasonable judgment after consultation with the Company Financial Advisor or other nationally-recognized independent financial advisors that such Acquisition Proposal, if accepted, constitutes, or is reasonably likely to lead to or result in, a Superior Proposal, (C) taking and disclosing to its stockholders a position with respect to such Acquisition Proposal contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure to its stockholders, or (D) taking any nonappealable, final action ordered to be taken by the Company by any court of competent jurisdiction. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and will promptly inform the individuals or entities referred to in the first sentence of this Section 6.6(a) of the obligations undertaken in this Section 6.6.

          (b)   The Company shall (i) promptly (and in any event no later than forty-eight (48) hours after receipt by the Company Board or a senior executive officer of the Company) notify Parent orally and in writing after receipt by the Company (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make, or which may reasonably be expected to lead to, an Acquisition Proposal, including the material terms and conditions thereof and the identity of the person making it, (ii) promptly (and in any event no later than forty-eight (48) hours after receipt by the Company Board or a senior executive officer of the Company) notify Parent orally and in writing after receipt of any request for non-public information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that, to the Company's knowledge, may be considering making, or has made, an Acquisition Proposal, and (iii) receive from any person that may make or has made an Acquisition Proposal and that requests non-public information relating to the Company and/or any of its subsidiaries, an executed confidentiality letter in reasonably customary form and containing terms that are as stringent in all material respects as those contained in the Confidentiality Agreement prior to delivery of any such non-public information. Oral notice shall be deemed given by making a telephone call to Thomas H. Kennedy at (212) 735-2526 and speaking with him directly or leaving a voice mail message (in which case a voice mail message shall also be left with David Reamer at (213) 687-5052) or to such other person and telephone number as may be directed in writing by Parent. Written notice shall be deemed given to Parent upon notice to Parent in accordance with Section 9.3.

          (c)   The Company Board will call the Company Stockholder Meeting in accordance with Section 6.1 and will not fail to make, withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent, its approval or recommendation of this Agreement or the Merger ("Board Recommendation") unless in any such case the Company Board determines in good faith after consultation with its counsel that failure to take such action would present a reasonable probability of violating its fiduciary duties under applicable Law.

        Section 6.7    Public Announcements.    The parties contemplate the issuance of a joint press release with respect to the announcement of this Agreement. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by any applicable Gaming Authority, Governmental Entity or Law or by obligations pursuant to any listing agreement with or rules and regulations of the NYSE or Nasdaq, as determined by the Company, Parent or Merger Sub, as the case may be, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement. Without limiting the foregoing, the Company will not publicly disclose any guidance concerning the expected earnings or other performance of the Company or any of its subsidiaries; provided, however, that (i) the Company shall publicly disclose that it is no longer providing such guidance as a result of the requirements of this Section 6.7 and shall be permitted to provide guidance if, based on the advice of outside legal counsel, the provision of such guidance is required or advisable under applicable Law and (ii) the Company shall otherwise be permitted to communicate with the financial markets (including by speaking with analysts and releasing information with respect to its historical results).

        Section 6.8    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the parties hereto (each, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), Claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director or officer of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, Claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable Law and upon receipt of any affirmation and undertaking required by applicable Law, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law and Parent's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

          (b)   After the Effective Time, Parent shall cause to be maintained in effect a policy of directors' and officers' liability insurance providing tail coverage for the benefit of those persons who are covered by a directors' and officers' liability insurance policy maintained by the Company at the Effective Time for the maximum term and coverage (not to exceed the coverage amount provided by the Company's policy that was effective on October 29, 2004) that can be obtained for the payment of an aggregate premium cost to Parent not greater than three hundred fifty percent (350%) of the annual premium payable by the Company for its directors' and officers' liability insurance that was effective as of October 29, 2004, the amount of coverage and term of such policy to be advised by the Company to Parent.

          (c)   In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.8.

          (d)   To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification and advancement of expenses now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, all of which the Company represents are listed in Section 6.8 of the Company Disclosure Schedule, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time.

          (e)   The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

        Section 6.9    Employee Matters.

          (a)   Parent will cause the Surviving Corporation to honor and assume the obligations of the Company or any of its subsidiaries as of the Effective Time under the provisions of all employment, bonus, consulting, termination, severance, change in control, collective bargaining agreements, and indemnification agreements between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries; provided, however, that this Section 6.9 shall not be construed to limit

  Parent's or the Surviving Corporation's ability to amend or terminate any such agreement to the extent permitted by Law and the terms of each such agreement.

          (b)   Following the Effective Time and for a period of twelve (12) months thereafter, Parent shall provide or shall cause the Surviving Corporation to provide, to all individuals who are employees of the Company at the Effective Time and whose employment will continue following the Effective Time (the "Assumed Employees") with base salary and bonus opportunity no less favorable than that in effect immediately prior to the Effective Time and (i) employee benefits that are no less favorable, in the aggregate, as Parent provides to similarly-situated employees of Parent; (ii) benefits that are no less favorable, in the aggregate, to those of the Company as in effect immediately prior to the Effective Time; or (iii) a combination of clauses (i) and (ii); provided that such employee benefits are no less favorable, in the aggregate, than those in effect for the Assumed Employees immediately prior to the Effective Time. Following the Effective Time, each Assumed Employee shall receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for all periods of employment with the Company and its Affiliates and predecessors thereto prior to the Effective Time under any employee benefit plan of Parent or its Affiliates in which such employee is eligible to participate after the Effective Time, to the extent such credit was given under the corresponding Employee Benefit Plan. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Assumed Employee or the funding of any such benefit. Parent and the Surviving Corporation will cause all (A) pre-existing conditions and proof of insurability provisions, for all conditions covered by Parent's plan in which Assumed Employees participate that such Assumed Employees and their covered dependents have as of the Effective Time, and (B) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived in the case of clause (A) and clause (B) with respect to Assumed Employees to the same extent waived or satisfied under the Employee Benefit Plans. Parent or the Surviving Corporation will cause any eligible expenses incurred by an Assumed Employee and his or her covered dependents during the portion of the plan year of the Employee Benefit Plan ending on the date such employee's participation in such plan ended to be accounted for in the corresponding new or existing employee benefit plan of Parent or its Affiliates for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new or existing employee benefit plan.

          (c)   Parent and the Surviving Corporation will give each Assumed Employee credit, for purposes of Parent's and the Surviving Corporation's vacation and/or other paid leave benefit programs, for such employee's accrued and unpaid vacation and/or paid leave balance as of the Effective Time.

          (d)   Nothing contained in this Agreement is intended to (i) confer upon any Assumed Employee any right to continued employment after the Effective Time or (ii) prevent Parent or the Surviving Corporation from reserving the right to amend, modify or terminate any of their respective benefit plans.

          (e)   Parent and the Surviving Corporation will cause the severance benefits described in the following sentence to be provided to any Assumed Employee who would have been eligible for severance benefits under the Company's Corporate and Key Employee Severance Plan or the Alton Belle Casino Reduction in Force or Job Elimination Salary & Benefits Continuation, in accordance with the terms of such plans as of the date of this Agreement, if such Assumed Employee has a qualifying termination during the twelve-month period following the Effective Time. The severance benefits provided shall be no less favorable than those currently provided to a similarly situated employee under such plans. Notwithstanding the preceding two sentences, the Company shall not designate any additional individuals as Key Employees under the Corporate and Key Employee Severance Plan after the execution of this Agreement, except with respect to individual employees hired after the date hereof.

          (f)    Parent and the Surviving Corporation will cause to be paid to any individual who is an employee of the Company as of the Effective Time, to the extent not previously paid, (i) such individual's full bonus under the Company's Management Bonus Plan for the preceding fiscal year (such bonus to be paid as promptly as practicable following the Effective Time) and (ii) a pro rata portion (as of the Effective Time) of such individual's bonus under the Company's Management Bonus Plan for such fiscal year in which the Closing occurs (such pro rata bonus to be paid as promptly as possible following the Effective Time).

          (g)   As of the Effective Time, Parent and the Surviving Corporation will cause to be paid to each employee who is a participant in the Company's Long Term Incentive Cash Award Plan immediately prior to the Effective Time, the pro rata portion of such employee's LTI Cash Award under the Long Term Incentive Cash Award Plan. The index calculation with respect to each LTI Cash Award will be determined using the Merger Consideration in lieu of the stock closing price as provided under the Long Term Incentive Cash Award Plan.

        Section 6.10    Company Headquarters.    For a period of not less than six (6) months following the Effective Time, Parent shall maintain the current headquarters of the Company in Alton, Illinois as a divisional headquarters and shall continue to employ at least sixty percent (60%) of the individuals who are employed at such current headquarters as of immediately prior to the Effective Time.

        Section 6.11    SEC Filings.    Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

        Section 6.12    Fees and Expenses.    Except as otherwise contemplated in Section 6.5 or Section 8.6, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except for Expenses incurred, other than attorneys' fees, in connection with the filing of the premerger Notification and Report Forms relating to the Merger under the HSR Act and except for filing, printing and mailing fees incurred in connection with the filing, printing and mailing of the Proxy Statement, which shall be shared equally by the Company and Parent. As used in this Agreement, "Expenses" includes all expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

        Section 6.13    Obligations of Merger Sub.    Parent will take all action necessary to cause Merger Sub (i) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) not to conduct any business prior to the Effective Time other than in connection with the Merger and the transactions contemplated by this Agreement.

        Section 6.14    Stock Delisting.    The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be delisted from the NYSE and deregistered under the Exchange Act as soon as practicable following the Effective Time.

        Section 6.15    Antitakeover Statutes.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Parent and the Company and their respective boards of directors shall, subject to their fiduciary duties under applicable Law, grant such approvals and take such actions as are necessary so that the Merger and such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such transactions.

        Section 6.16    Control of the Company's Operations.    Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time.

  Section 6.17    Financing.    (a) Parent shall obtain and effectuate the Financing and shall keep the Company apprised of all developments that would materially affect or delay the Financing. Parent shall not, or permit any of its subsidiaries to, without the prior written consent of the Company, take any action or enter into any transaction, including, without limitation, any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to materially impair, materially delay or prevent the Financing. Parent shall not amend or alter, or agree to amend or alter the Commitment Letter in any manner that would materially impair, materially delay or prevent the Merger or the Financing without the prior written consent of the Company. In the event that the Commitment Letter shall expire or be terminated for any reason, Parent shall promptly notify the Company of such event and the reasons therefor.

          (b)   In the event that at the time the conditions set forth in Article VII shall otherwise be satisfied or waived or susceptible of satisfaction at Closing there shall exist (or have occurred within the prior month) a substantial disruption or substantial volatility in the capital markets globally or in the United States, Parent may elect to delay the Closing for a reasonable period not to exceed thirty (30) days (the "Extension Period") in order to permit the cessation or amelioration of such disruption or volatility, provided that Parent may not so elect unless Parent shall, concurrent with the making of such election, deliver to the Company a written acknowledgement that from and after the date on which Parent makes such election all conditions set forth in Sections 7.1 and 7.2 shall be deemed satisfied and Parent shall not at any time thereafter assert that any such condition has not been satisfied. As used herein, the term "Extension Date" shall mean a business day within such Extension Period selected by Parent, provided that in no event shall the Extension Date be a date after December 31, 2005.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 7.1    Conditions to Each Party's Obligations to Effect the Merger.    The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

          (a)   This Agreement shall have been approved and adopted by the Company Requisite Vote.

          (b)   Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (after giving effect to the Merger).

          (c)   There shall not be in effect any Law (including, without limitation, any Gaming Law) of any Governmental Entity (including, without limitation, any Gaming Authority) of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (after giving effect to the Merger), and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

          (d)   Parent, Merger Sub and the Company shall have obtained each consent, approval or waiver required to be obtained from any Gaming Authority under any Gaming Law in connection with the Merger and the other transactions contemplated hereby (including the Financing).

        Section 7.2    Conditions to the Obligations of Parent and Merger Sub.    The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

          (a)   The representations and warranties of the Company contained herein, to the extent qualified by materiality or Company Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Company Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

          (b)   The Company shall have performed or complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c)   Since the date of this Agreement, there shall have been no event which, individually or in the aggregate, results in or would reasonably be expected to result in a Company Material Adverse Effect.

          (d)   The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

          (e)   Holders of not more than ten percent (10%) of the outstanding Shares shall have properly demanded appraisal rights for their Shares under the DGCL.

        Section 7.3    Conditions to the Obligations of the Company.    The obligation of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

          (a)   The representations and warranties of Parent and Merger Sub contained herein, to the extent qualified by materiality or Parent Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Parent Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

          (b)   Parent shall have performed or complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c)   Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

        Section 8.1    Termination by Mutual Agreement.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

        Section 8.2    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

          (a)   the Merger shall not have been consummated on or before November 3, 2005, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote (as may be extended as hereinafter provided, the "Termination Date"); provided, however, that if either Parent or the Company determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Gaming Authority, or in order to comply with the terms of any such consent, registration, approval, permit or authorization to the extent that such compliance is required to occur prior to the Effective Time, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond December 31, 2005;

          (b)   the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

          (c)   any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite Vote); or

          (d)   any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Section 7.1(b) or 7.1(d), as applicable, and (i) such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable or (ii) such order, decree, ruling or other action is not reasonably likely to be issued or taken prior to December 31, 2005;

provided, however, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

        Section 8.3    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board:

          (a)   prior to the Company Requisite Vote, if the Company Board shall have approved, and the Company shall have concurrently entered into, a definitive agreement providing for the implementation of a Superior Proposal (a "Superior Proposal Agreement"), so long as such action is in full compliance with and not prohibited by Section 6.6 and the Company notifies Parent, in writing, promptly and at least two (2) business days prior to such termination, of its intention to enter into such a Superior Proposal Agreement, attaching the most current draft of such Superior Proposal Agreement (or a description of all material terms and conditions thereof), Parent does not make, within two (2) business days of receipt of such written notification, a written offer that the Company Board determines, in good faith, after consultation with its financial advisers, is at least as favorable to the stockholders of the Company as such Superior Proposal and the Company prior to or concurrently with such termination pursuant to this Section 8.3(a) pays to Parent in immediately available funds any amount required to be paid at such time pursuant to Section 8.6(b);

          (b)   if there is a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured (or, if curable, the breaching party shall not be diligently attempting to cure such breach after written notice of such breach by the terminating party) and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

          (c)   upon written notice to Parent if the Commitment Letter shall have expired or have been terminated or prior to the end of any calendar quarter ending after June 30, 2005 the Company requests Parent to deliver to the Company a certificate pursuant to this Section 8.3(c) and Parent does not within thirty (30) days of the date of such request, deliver a certificate of Parent signed by a responsible officer stating that the Commitment Letter is in full force and effect and that, after inquiry of the Financing Sources, Parent does not know of any facts that would reasonably be expected to materially impair, materially delay or prevent the consummation of the Financing; provided, however, that the right to terminate this Agreement under this Section 8.3(c) shall not be available to the Company unless within ten (10) days of receiving written notice by the Company of its intention to terminate this Agreement under this Section 8.3(c), Parent does not (A) secure an extension of the Commitment Letter (if expired or terminated), (B) secure an amendment of the Commitment Letter that allows it to deliver the certificate referenced in this Section 8.3(c), or (C) secure a commitment letter or definitive agreement for alternative financing from reputable financing sources in an amount sufficient to consummate the Merger. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 8.3(c) shall not be available to the Company if it has breached in any material respect any of its obligations, representations or warranties under this Agreement in a manner that materially contributed to Parent's inability to deliver the certificate referenced in this Section 8.3(c).

        Section 8.4    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Parent Board:

          (a)   if the Company (i) enters into a Superior Proposal Agreement or (ii) the Company Board breaches the provisions of Section 6.6(c) or (iii) recommends to the stockholders of the Company an Acquisition Proposal or shall have resolved to do so; or

          (b)   if there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Sections 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date (or, if curable, the breaching party shall not be diligently attempting to cure such breach after written notice of such breach by the terminating party).

        Section 8.5    Effect of Termination and Abandonment.    In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than the third sentence of Section 6.5(e), this Section 8.5, Sections 5.2(c), 6.12 and 8.6 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement.

        Section 8.6    Termination Amount and Expenses.

          (a)   Except as set forth in Section 6.5 or this Section 8.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 6.12.

          (b)   The Company agrees that, if

              (i)  the Company shall terminate this Agreement pursuant to Section 8.3(a); or

             (ii)  Parent shall terminate this Agreement pursuant to Section 8.4(a); or

            (iii)  this Agreement shall be terminated pursuant to Section 8.2(a) following receipt by the Company of an Acquisition Proposal that has become publicly known and within seven (7) months of such termination the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal pursuant to which the stockholders of the Company receive or will receive pursuant to the terms of such definitive agreement cash or securities having an aggregate value in excess of $47 per Share (provided that for purposes of this Section 8.6(b)(iii), each reference to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed a reference to "fifty percent (50%)"); or

            (iv)  this Agreement shall be terminated pursuant to Section 8.2(b) following receipt by the Company of an Acquisition Proposal that has become publicly known prior to the Company Stockholder Meeting and within seven (7) months of such termination the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal pursuant to which the stockholders of the Company receive or will receive pursuant to the terms of such definitive agreement cash or securities having an aggregate value in excess of $47 per Share (provided that for purposes of this Section 8.6(b)(iii), each reference to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed a reference to "fifty percent (50%)"), then the Company shall pay to Parent on or before the Termination Payment Date a termination fee in an amount equal to $41,500,000 (the "Termination Amount"). As used in this Agreement, "Termination Payment Date" shall mean (A) in the case of a termination pursuant to Section 8.3(a) or Section 8.4(a)(i), prior to or simultaneously with such termination, (B) in the case of a termination pursuant to Section 8.4(a)(ii) or (iii), within ten (10) business days after such termination, and (C) in the case of a termination pursuant to Section 8.2(a) or Section 8.2(b), within two (2) business days after any entry into a definitive agreement with respect to, or any consummation of, any Acquisition Proposal, under the circumstances described in Section 8.6(b)(iii) or (iv), as applicable.

          (c)   Each of Parent and the Company agrees that the payments provided for in this Section 8.6 shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Article VIII, and such remedy shall be limited to the payments stipulated in this Section 8.6; provided, however, that nothing in this Agreement shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

          (d)   Any payment required to be made pursuant to this Section 8.6 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable.

        Section 8.7    Amendment.    This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

        Section 8.8    Extension; Waiver.    At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Nonsurvival of Representations and Warranties.    None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.2    Entire Agreement; Assignment.

          (a)   This Agreement (including any exhibits, schedules and annexes to this Agreement), the Company Disclosure Schedule and the Parent Disclosure Schedule constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

          (b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.3    Notices.    All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (a) five (5) business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, that the fax is promptly confirmed by telephone confirmation thereof, (c) when delivered, if delivered personally to the intended recipient, or (d) one (1) business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Parent or to Merger Sub, to:	825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610 Attention: Peter M. Carlino Chief Executive Officer Facsimile: (610) 373-4966
with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attention: Thomas H. Kennedy, Esquire Facsimile: (917) 777-2526

if to the Company, to:	219 Piasa Street Alton, Illinois 62002 Attention: Richard J. Glasier President & Chief Executive Officer Facsimile: (618) 474-7693
with a copy to:	Davis Polk & Wardwell 450 Lexington Ave. New York, New York 10017 Attention: John J. McCarthy, Jr., Esquire Facsimile: (212) 450-3800

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

        Section 9.4    Governing Law; Consent to Jurisdiction.    This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to its conflict of laws rules. Each party to this Agreement hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (b) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding clause, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum or is subject to a jury trial.

        Section 9.5    Descriptive Headings.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 9.6    Parties in Interest.    Subject to Section 9.2(b), this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (including, without limitation, past, current or future equity holders or employees of the Company) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 9.7    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 9.8    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at Law or in equity.

        Section 9.9    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 9.10    Interpretation.

          (a)   The words "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          (b)   The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 3, 2004.

          (c)   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        Section 9.11    Definitions.

          (a)   "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Company Material Adverse Effect" means any change, condition, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby; provided, however, that no changes, circumstances or effects arising from or attributable to

              (i)  general economic, political or regulatory conditions (A) including any proposed or adopted Law of general applicability or any other proposal, enactment or action of general applicability of any Governmental Entity but (B) excluding any Law or any other action taken by any Governmental Entity which is not an Excluded Action and either:

              (1)   is specifically directed at the Company or

              (2)   prior to the receipt of the Company Requisite Vote, has a disproportionate effect on the Company relative to other participants in the gaming industry in the state to which such Law or other action applies;

             (ii)  any changes in GAAP or interpretations thereof;

            (iii)  conditions in the stock or other financial markets generally;

            (iv)  conditions that affect the gaming industry generally to the extent that such conditions either (A) do not have an effect on the Company prior to the receipt of the Company Requisite Vote that is disproportionate relative to the effect such conditions have on other participants in the gaming industry in the states in which the Company conducts gaming operations or (B) have any effect on the Company following the receipt of the Company Requisite Vote; or

             (v)  the taking of any action contemplated by this Agreement or the announcement of the existence or terms of this Agreement or the transactions contemplated hereby shall, in any such case, be deemed to constitute, create or cause a Company Material Adverse Effect.

          (d)   "Excluded Action" means (i) any adoption or enactment of any Law or any other action of any Governmental Entity that permits or would permit gaming activities in the state of Kansas, Kentucky or Ohio or (ii) any grant of, or any proposal to grant, any license or other permission to conduct gaming activities in any state in which the Company conducts gaming operations or otherwise increase the type or volume of gaming activities permitted in any state in which the Company conducts gaming operations.

          (e)   "Gaming Authority" means any Governmental Entity with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the Alcohol and Gaming Commission of Ontario, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, the Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board, the Maine Harness Racing Commission, the Maine Gambling Control Board, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the Missouri Gaming Commission, the New Jersey Racing Commission, the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission and the West Virginia Lottery Commission.

          (f)    "Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to the current (or, in the case of the Company and its subsidiaries, contemplated) manufacturing, distribution, casino gambling and gaming activities and operations of the Company and Parent and their respective subsidiaries, including, without limitation, the Ontario Gaming Control Act and the rules and regulations promulgated thereunder, the Illinois Riverboat Act and the rules and regulations promulgated thereunder, Indiana Code 4, Article 33 and the rules and regulations promulgated thereunder, Iowa Code Section 99F and the rules and regulations promulgated thereunder, the Colorado Limited Gaming Act and the rules and regulations promulgated thereunder, the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder, 8 Maine Revised Statutes Chapter 11 (Harness Racing) and the Maine "Governor's Gambling Control Legislation" (PL 2003, Chapter 687) and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, Missouri Revised Statutes §313 and the rules and regulations promulgated thereunder, the New Jersey Racing Act of 1940 and the rules and regulations promulgated thereunder, the Pennsylvania Racing Act and the rules and regulations promulgated thereunder, the West Virginia Horse and Dog Racing Act and the rules and regulations promulgated thereunder and the West Virginia Racetrack Video Lottery Act and the rules and regulations promulgated thereunder and all applicable local rules and ordinances.

          (g)   "know" or "knowledge" means, with respect to any party, the actual knowledge of any executive officer or director of such party.

          (h)   "lease" means any lease of property, whether real, personal or mixed, and all amendments thereto, and shall include without limitation all use of occupancy agreements.

          (i)    "Parent Material Adverse Effect" means any change, condition, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects is or is reasonably likely to have a material adverse effect on (i) the business, assets, results of operations, or financial condition of Parent and its subsidiaries taken as a whole (giving effect, for purposes of Section 6.5(d), to the consummation of the Merger and reflecting the business, assets, results of operations or financial condition of the Company and its subsidiaries) or (ii) the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

          (j)    "Permitted Exceptions" means (i) Liens for current Taxes or other governmental charges not yet due and payable or delinquent, the amount or validity of which is being contested in good faith by appropriate proceedings or which may thereafter be paid without penalty, (ii) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, material in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of any property subject thereto or affected thereby, (iii) Liens securing debt for borrowed money of the underlying fee owner where the Company or a subsidiary of the Company or Parent or a subsidiary of Parent, as the case may be, is a lessee, (iv) levies not at the time due or which are being contested in good faith by appropriate proceedings, (v) mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days, (vi) zoning, entitlement and other land use and environmental regulations by any Governmental Entity, (vii) purchase money security interests for gaming equipment, (viii) Liens arising under any existing agreement of the Company or any of its subsidiaries for borrowed money or any indenture to which the Company or any of its subsidiaries is a party and which is a Material Contract and (ix) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property subject thereto or affected thereby.

          (k)   "person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (l)    "real property" means all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests which are owned or used by the Company or any of its subsidiaries, as of the date hereof, in the operations of the business of the Company or any of the Company's subsidiaries, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

          (m)  "subsidiary" means, when used with reference to any person, any corporation or other organization or entity, whether incorporated or unincorporated, (i) of which such person or any other subsidiary of such person is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or entity, or which otherwise constitutes 50% or more of the voting or economic interest in such corporation, organization or entity, is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries.

          (n)   "Superior Proposal" means a bona fide, unsolicited, written Acquisition Proposal (except that for purposes of this definition each reference to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed a reference to "fifty percent (50%)") other than from Parent or its subsidiaries on terms which a majority of the members of the Company Board determine in their good faith judgment (after consultation with the Company Financial Advisor or other nationally-recognized independent financial advisors) and after taking into account all legal, financial, regulatory and other material aspects of the Acquisition Proposal, will result in terms that are more favorable from a financial point of view to the Company's stockholders than the Merger (giving effect to any written proposal by Parent to amend the terms of the Merger) and is reasonably likely to be consummated.

        Section 9.12    Disclosure Schedules.

          (a)   The parties acknowledge and agree that the inclusion of any items or information in the Company Disclosure Schedule that are not required by this Agreement to be so included is solely for the convenience of Parent, the disclosure by the Company of any matter in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material, if any section of the Company Disclosure Schedule lists an item or information in such a way as to make its relevance to the disclosure required by another section of the Company Disclosure Schedule readily apparent, the matter shall be deemed to have been disclosed in such other section, notwithstanding the omission of an appropriate cross-reference to such other section, headings have been inserted in the sections of the Company Disclosure Schedule for convenience of reference only and the Company Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent provided in this Agreement.

          (b)   The parties acknowledge and agree that the inclusion of any items or information in the Parent Disclosure Schedule that are not required by this Agreement to be so included is solely for the convenience of the Company, the disclosure by Parent of any matter in the Parent Disclosure Schedule shall not be deemed to constitute an acknowledgement by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material, if any section of the Parent Disclosure Schedule lists an item or information in such a way as to make its relevance to the disclosure required by another section of the Parent Disclosure Schedule readily apparent, the matter shall be deemed to have been disclosed in such other section, notwithstanding the omission of an appropriate cross-reference to such other section, headings have been inserted in the sections of the Parent Disclosure Schedule for convenience of reference only and the Parent Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of Parent except as and to the extent provided in this Agreement.

        Section 9.13    Joint and Several Liability.    Parent and Merger Sub hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PENN NATIONAL GAMING, INC.
By:	/s/ PETER M. CARLINO Name: Peter M. Carlino Title: Chief Executive Officer
THOROUGHBRED ACQUISITION CORP.
By:	/s/ PETER M. CARLINO Name: Peter M. Carlino Title: Chief Executive Officer
ARGOSY GAMING COMPANY
By:	/s/ RICHARD J. GLASIER Name: Richard J. Glasier Title: President & Chief Executive Officer

ANNEX B

3 November, 2004

Board of Directors
Argosy Gaming Company
219 Piasa Street
Alton, IL 62002

Members of the Board:

We understand that Argosy Gaming Company ("Argosy"), Penn National Gaming, Inc. ("Penn"), and Thoroughbred Acquisition Corp., a wholly owned subsidiary of Penn ("Merger Sub"), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated November 3, 2004 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Argosy. Pursuant to the Merger, Argosy will become a wholly owned subsidiary of Penn and each outstanding share of common stock, par value $0.01 per share, of Argosy (the "Common Stock"), other than shares held in treasury or held by Penn or any subsidiary of Penn or as to which dissenters' rights have been perfected, will be converted into the right to receive $47.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of Penn and Argosy;

  ii)
  reviewed certain internal financial statements and other financial operating data concerning Argosy prepared by the management of Argosy;

  iii)
  reviewed certain financial projections of Argosy prepared by the management of Argosy;

  iv)
  discussed the past and current operations and financial condition and the prospects of Argosy and Penn with senior executives of Argosy;

  v)
  reviewed the pro forma impact of the Merger on Penn's earnings per share, cash flow, consolidated capitalization and financial ratios;

  vi)
  reviewed the reported prices and trading activity for the Common Stock;

  vii)
  compared the financial performance of Argosy and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

  viii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  ix)
  participated in discussions and negotiations among representatives of Argosy, Penn and their financial and legal advisors;

  x)
  reviewed the commitment letter dated November 3, 2004 from Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., the Goldman Sachs Credit Partners L.P., and Lehman Brothers Inc., Lehman Commercial Paper Inc. (the "Commitment Letter");

  xi)
  reviewed the Merger Agreement and certain related documents; and

B-1

  xii)
  performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Argosy. We have not been provided with internal financial information or projections of Penn; as a result, for purposes of our analysis, we have relied on publicly available estimates by research analysts who report on Penn. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have also assumed that the financing for the transaction will be accomplished pursuant to the terms in the Commitment Letter and will be sufficient to consummate the Merger. We have assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed Merger, no restrictions will be imposed or delays will result that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In addition, we are not legal, tax or regulatory experts and as a result we have relied on assessments provided by legal, tax and regulatory advisors to Argosy with respect to such issues. We have not made any independent valuation or appraisal of the assets or liabilities of Argosy, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Argosy or any of its assets or any other extraordinary transaction involving Argosy.

We have acted as financial advisor to the Board of Directors of Argosy in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Argosy and have received fees for the rendering of these services.

Please note that Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage activities, as well as providing investment banking, financing, and financial advisory services. In the ordinary course of our trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of Argosy or any other company that may be involved in this Merger.

It is understood that this letter is for the information of the Board of Directors of Argosy and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Argosy in respect of the Merger with the Securities and Exchange Commission.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
Jeffrey N. Hogan Managing Director

B-2

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

  Section 262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251(other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held on record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §251, §252, §254, §257, §258, §263 and §264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held on record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

ARGOSY GAMING COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2005

The undersigned hereby appoints Richard J. Glasier and Dale R. Black, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held on January 20, 2005 and at any adjournment thereof, upon matters properly coming before the meeting as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outline below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone within U.S. and Canada	To vote using the Internet
• Call toll free (877) 233-3090 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call	• Go to the following web site: www.computershare.com/us/proxy
• Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below. • Follow the simple recorded instructions.	• Enter the information requested on your computer screen and follow the simple instructions.

HOLDER ACCOUNT NUMBER C0123456789        PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on January 20, 2005.

THANK YOU FOR VOTING.

ARGOSY GAMING COMPANY
SPECIAL MEETING JANUARY 20, 2005
PROXY

PLEASE REFER TO THE INTERNET AND TELEPHONE VOTING INSTRUCTIONS IN LIEU OF COMPLETING AND MAILING THIS PROXY CARD.

Proposals

1.
The Board of Directors recommends a vote FOR the following proposal:

  Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 3, 2004, as amended, (the "Merger Agreement"), among Argosy Gaming Company ("Argosy"), Penn National Gaming, Inc., a Pennsylvania corporation ("Penn National"), and Thoroughbred Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Penn National ("Merger Sub"), pursuant to which, upon the merger becoming effective, among other things, (i) Merger Sub will be merged with and into Argosy (the "Merger"), with Argosy continuing as the surviving corporation and a wholly owned subsidiary of Penn National and (ii) each share of common stock par value $0.01 per share of Argosy issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $47 in cash, without interest.

For ☐	Against ☐	Abstain ☐
2.
The Board of Directors recommends a vote FOR the following proposal:

  In their discretion, the proxies are authorized to act upon any other matter as may properly come before the special meeting, including the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for approval of Proposal 1 at the special meeting.

For ☐	Against ☐	Abstain ☐

        Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of his or her authority.

Dated:                                                  ,

Signature

Signature

QuickLinks

A MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
ARGOSY GAMING COMPANY 219 PIASA STREET ALTON, ILLINOIS 62002 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2005
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE COMPANIES
THE SPECIAL MEETING OF OUR STOCKHOLDERS
THE MERGER
THE MERGER AGREEMENT
MARKET PRICE OF OUR COMMON STOCK
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DISSENTERS' RIGHTS OF APPRAISAL
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
HOUSEHOLDING INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
AGREEMENT AND PLAN OF MERGER
  ANNEX B
  ANNEX C
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
PROXY
ARGOSY GAMING COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2005
ARGOSY GAMING COMPANY SPECIAL MEETING JANUARY 20, 2005 PROXY